Exhibit 1(c)

THE BEAR STEARNS COMPANIES INC.
IncomeNotesSM

DISTRIBUTION AGREEMENT

August [•], 2006

BEAR, STEARNS & CO. INC.

383 Madison Avenue

New York, New York 10179

and

the Agents listed on Schedule A hereto

Ladies and Gentlemen:

This DISTRIBUTION AGREEMENT dated as of August [•], 2006 (this “Agreement”), by and among The Bear Stearns Companies Inc., a Delaware corporation (the “Company”), Bear, Stearns & Co. Inc. (referred to herein as “Bear Stearns” or the “Lead Agent”) and the agents listed on Schedule A hereto (individually, an “Agent” and collectively, the “Agents” or “you”).

The Company confirms its agreement with you with respect to the issue and sale by the Company of its Medium Term Notes, Series B, also known as IncomeNotesSM (the “Notes”), with maturities of nine months or more from date of issue. The Notes are to be issued pursuant to an indenture dated as of May 31, 1991, as supplemented by the First Supplemental Indenture, dated January 29, 1998, and as further amended or supplemented from time to time (the “Indenture”) between the Company and JPMorgan Chase Bank (formerly, The Chase Manhattan Bank), as trustee (the “Trustee”). As of the date hereof, the Company has authorized the issuance and sale of Notes from time to time pursuant to the terms of this Agreement. You are authorized to engage the services of any other broker or dealer in connection with the offer or sale of the Notes purchased by you as principal for resale to others, but without the prior approval of the Company, you are not authorized to appoint subagents.

This Agreement provides both for the sale of Notes by the Company directly to purchasers in which case you will act as an agent of the Company in soliciting Note purchasers, and (as may from time to time be agreed to by the Company and you) to you as principal for resale to purchasers. Additional terms of any sale of Notes to you as principal will be set out in a Terms Agreement (hereafter defined) relating to such sale, all as more fully provided herein.

Subject to the terms and conditions contained in this Agreement, and subject to the reservation by the Company of the right to sell Notes directly on its own behalf, the Company hereby (i) appoints each of you as an agent of the Company for the purpose of soliciting and receiving offers to purchase Notes by others from the Company when and as instructed by the Company, and you hereby agree to use your reasonable best efforts to solicit and receive offers to purchase Notes upon terms acceptable to the Company at such times and in such amounts as the Company shall from time to time specify and in accordance with the terms hereof and (ii) agrees that whenever the Company determines to sell Notes to you as principal pursuant to this Agreement, such Notes shall be sold pursuant to a Terms Agreement (as defined in Section 2(b) hereof) relating to such sale in accordance with the provisions of Section 2(b) hereof between the Company and the Lead Agent, pursuant to which the Lead Agent shall purchase such Notes as principal for resale to the public or for resale to one or more of the other Agents, each of whom will purchase as principal for resale to the public or to other dealers, as further set forth in this Agreement. This Agreement shall not be construed to create either an obligation on the part of the Company to sell any Notes or an obligation of any of the Agents to purchase Notes. You will make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes from the Company has been solicited by you as agent and accepted by the Company, but you shall not have liability to the Company in the event any such purchase is not consummated for any reason.

The Company has filed an automatic shelf registration statement, as defined under Rule 405 under the Securities Act of 1933, as amended (the “1933 Act”), with the Securities and Exchange Commission (the “Commission”) for the registration of the Notes, and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the “Regulations”), Registration Statement No. 333-[•] on Form S-3, not earlier than three years prior to the date hereof. Such registration statement became, and any post-effective amendment thereto will become, effective upon its filing with the Commission; and no Stop Order (as defined in Section 1(a)(iv) below) suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act has been received by the Company.

The base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Base Prospectus.”  A preliminary prospectus (including any preliminary prospectus supplement and any Preliminary Pricing Supplement (as defined below)) relating to the Notes filed with the Commission pursuant to Rule 424(b) under the 1933 Act is hereinafter called a “Preliminary Prospectus.”  The various parts of such registration statement, including all exhibits thereto but excluding a Form T-1 and including any prospectus supplement relating to the Notes that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement.” Any supplement to the Final Prospectus (as defined below) that sets forth only the terms of a particular issue of the Notes is hereinafter called a “Pricing Supplement.” The Base Prospectus, as supplemented by the prospectus supplements thereto from time to time relating to the Notes, including the Pricing Supplements, is hereinafter called the “Final Prospectus.”  Any reference herein to the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to

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Item 12 of Form S-3 under the 1933 Act, as of the date of such prospectus. Any reference to any amendment or supplement to the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Notes filed with the Commission pursuant to Rule 424(b) under the 1933 Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and incorporated therein, in each case after the date of the Base Prospectus, such Preliminary Prospectus, or the Final Prospectus, as the case may be. Any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the 1934 Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement. Any reference to the “Prospectus as amended or supplemented”, other than in Section 1(a)(iv) hereof, shall be deemed to refer to and include the Final Prospectus as amended or supplemented (including by the applicable Pricing Supplement filed in accordance with Section 3 hereof and any other prospectus supplement specifically referred to in such Pricing Supplement) in relation to the Notes to be sold pursuant to this Agreement, in the form filed or transmitted for filing with the Commission pursuant to Rule 424(b) under the 1933 Act and in accordance with Section 3 hereof, including any documents incorporated by reference therein as of the date of such filing.

1.                                       Representations and Warranties.

(a)                                  The Company represents and warrants to each Agent as of the date hereof, as of the date of each acceptance by the Company of an offer for the purchase of Notes (whether through any Agent as agent or to the Lead Agent as principal), as of the date of each delivery of Notes (whether through any Agent as agent or to any Agent as principal) (the date, time and place of each such delivery to the Lead Agent as principal being hereafter referred to as a “Settlement Date”), and as of the times referred to in Section 7(a) hereof (each of the times referenced above being referred to hereafter as a “Representation Date”), as follows:

(i)                                     The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Final Prospectus and any amendment or supplement thereto; and the Company is duly qualified as a foreign corporation to transact business, and is in good standing, in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the financial condition, results of operations, business or properties of the Company and its subsidiaries considered as one enterprise (any such material adverse effect being hereinafter referred to as a “Material Adverse Effect”).

(ii)                                  The Company has the corporate power and authority to enter into this Agreement, to perform its obligations hereunder and under the Indenture and to issue, sell and deliver the Notes. This Agreement has been duly and validly authorized, executed and delivered by the Company, is a valid and binding agreement of the Company and is enforceable as to the Company in accordance with its terms. The Company meets the requirements for the use of Form S-3 under the 1933 Act and has prepared and filed the

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Registration Statement with the Commission pursuant to the 1933 Act and the Regulations. The Registration Statement became effective upon filing. The Indenture has been duly and validly authorized, executed and delivered by the Company, is a valid and binding agreement of the Company and is enforceable as to the Company in accordance with its terms. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

(iii)                               No order preventing or suspending the use of any Preliminary Prospectus or any “issuer free writing prospectus” as defined in Rule 433 under the 1933 Act relating to the Notes (an “Issuer Free Writing Prospectus”) has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the 1933 Act and the Trust Indenture Act, and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company directly or indirectly by an Agent expressly for use therein;

(iv)                              (A) With respect to any issue of Notes to be sold pursuant to a Terms Agreement (as defined in Section 2(b) hereof), the “Marketing Period” will be the period during which solicitation of offers to purchase Notes has not been suspended or during which a Final Prospectus may be required to be delivered under the 1933 Act or the Regulations and the “Pricing Disclosure Package” will be the Final Prospectus as amended or supplemented during the applicable Marketing Period together with such other documents, if any, as may be listed in Schedule C of such Terms Agreement, taken together.

(B) With respect to each such issue of Notes, the Pricing Disclosure Package, as of the applicable Marketing Period, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(C) With respect to each such issue of Notes, each Issuer Free Writing Prospectus listed in Schedule B to the applicable Terms Agreement or otherwise approved by the Company for use in connection with a particular Note offering, if any, will not conflict with the information contained in the Registration Statement, the Final Prospectus or the Final Prospectus as amended or supplemented and, taken together with the Pricing Disclosure Package as of the applicable Marketing Period, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; provided, however, that the representations and warranties in clauses (B) and (C) of this Section 1(a)(iv) shall not apply to statements or omissions made in any Pricing Disclosure Package or Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by any Agent expressly for use therein;

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(v)                                 (A)                              As of the applicable Representation Date and during each Marketing Period, the Registration Statement (including any post-effective amendment) and the Final Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement to the Registration Statement or the Final Prospectus and including any filing under the 1934 Act explicitly referenced as to be filed under the caption “Where You Can Find More Information” in the Final Prospectus) will contain all statements which are required to be stated therein in accordance with the 1933 Act, the 1934 Act, the Trust Indenture Act, and the Regulations, will conform in all material respects with the requirements of the 1933 Act, the 1934 Act, the Trust Indenture Act and the Regulations and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances in which they were made not misleading, and no event will have occurred which is required to be set forth in an amendment or supplement to the Registration Statement or the Final Prospectus which has not then been set forth in such an amendment or supplement; and each Base Prospectus and each Preliminary Prospectus, as of the date filed with the Commission, did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading; provided, however, that the Company makes no representations and warranties as to information contained in or omitted from (i) the Registration Statement, the Base Prospectus, any Preliminary Prospectus, or the Final Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Agent expressly for use in the Registration Statement or such Base Prospectus, any Preliminary Prospectus, or the Final Prospectus, as set forth in Section 8(b), and (ii) the Statement of Eligibility and Qualification on Form T-1 of the Trustee under the Trust Indenture Act, except statements or omissions in such Statement made in reliance upon information furnished to the Trustee by or on behalf of the Company for inclusion therein.

(B) Without limiting the foregoing, as of the applicable Representation Date and during each Marketing Period, the Final Prospectus contains, or will contain, as applicable, all material information with respect to the Company and its subsidiaries and the Notes (including all information which, according to the particular nature of the Company and its subsidiaries and the Notes, is necessary to enable investors and their professional advisers to make an informed assessment of the assets and liabilities, financial position, profits and losses and prospects of the Company and its subsidiaries and of the rights attaching to the Notes) and the statements of intention, opinion, belief or expectation contained therein are honestly and reasonably made or held.

(vi)                              Neither the Commission nor the “blue sky” or securities authority of any jurisdiction has issued an order or administrative proceeding (a “Stop Order”) suspending (or the effect of which is to suspend or otherwise limit) the effectiveness of the Registration Statement, preventing, suspending or otherwise limiting the use of the Base Prospectus, any Preliminary Prospectus, the Final Prospectus, the Registration Statement, or any amendment or supplement thereto, refusing to permit the effectiveness of the Registration Statement, suspending the registration or qualification of the Notes or suspending the qualification of the Indenture, nor has any of such authorities instituted or,

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to the knowledge of the Company, threatened to institute any proceedings with respect to a Stop Order in any jurisdiction in which the Notes are to be sold, nor, with respect to accuracy as of the applicable Representation Date, has there been any Stop Order issued or proceedings with respect to a Stop Order instituted or, to the knowledge of the Company, threatened on or after the effective date of the Registration Statement in any jurisdiction.

(vii)                           The documents incorporated by reference in the Final Prospectus and any amendment or supplement thereto (the “Incorporated Documents”), at the time they were or hereafter are filed with the Commission (or to the extent amended at the time of filing of such amendment with the Commission), complied, or when so filed will comply, in all material respects with the requirements of the 1933 Act, the 1934 Act or the Trust Indenture Act, as applicable, and the rules and regulations thereunder and as of the applicable Representation Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Agent expressly for use in the Final Prospectus as amended or supplemented relating to a particular issuance of Notes; and no such documents will be filed with the Commission after the Commission’s close of business on the business day immediately prior to the date of execution of the applicable Terms Agreement, except as set forth on Schedule C to such Terms Agreement, if applicable.

(viii)                        Since the respective dates as of which information is given in the Registration Statement and the Final Prospectus, except as otherwise stated therein or contemplated thereby, there has been no material adverse change in, or any adverse development which materially affects, the financial condition, results of operations, business or properties of the Company and its subsidiaries considered as one enterprise.

(ix)                                Each subsidiary of the Company that is listed in the Company’s latest annual report on Form 10-K pursuant to the requirement of Form 10-K and Item 601(b)(21) of the Commission’s Regulation S-K, which is a “significant subsidiary”, as defined in Rule 1-02(w) of the Commission’s Regulation S-X (each a “Significant Subsidiary”), has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Final Prospectus and any amendment or supplement thereto and is duly qualified as a foreign corporation to transact business, and is in good standing, in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect; and all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable and was not issued in violation of or subject to pre-emptive rights, and, except for directors’ qualifying shares and shares of preferred stock of Bear, Stearns Securities Corp. owned by third party broker-dealers, is owned directly or

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indirectly by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or other defect of title whatsoever.

(x)                                   The Notes have been duly authorized (or will have been so authorized prior to each issuance of Notes) and when the Notes have been executed and authenticated in the manner set forth in the Indenture and are issued and delivered against payment therefor as provided in this Agreement, such Notes will have been duly executed, authenticated (assuming due authentication by the Trustee), issued and delivered, will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, and will be enforceable as to the Company in accordance with their terms. The Indenture substantially complies with the 1933 Act, the Regulations and the Trust Indenture Act, and the Indenture and the Notes will conform to the descriptions thereof contained in the Final Prospectus.

(xi)                                The execution, delivery and performance of this Agreement, the performance of the Indenture, the issuance, authentication, and sale of the Notes and the consummation by the Company of the transactions contemplated hereby and thereby, as of the applicable Representation Date, do not and will not, (A) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) or require consent under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, the terms of any contract, agreement, indenture, mortgage, loan agreement, note, lease or other instrument, franchise, license or permit to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective properties or assets may be bound or subject and that is material to the Company and its subsidiaries considered as one enterprise, or (B) violate or conflict with any provision of the certificate of incorporation or by-laws of the Company or any of its subsidiaries, or any law, judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body or any arbitrator having jurisdiction over the Company or any of its subsidiaries, or any of their respective properties or assets. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries, or any of their respective properties or assets, is required for the execution, delivery and performance of this Agreement, or the performance of the Indenture and the consummation of the transactions contemplated hereby and thereby, including the issuance, authentication, sale and delivery of the Notes, except for (1) such as may be required under state and foreign securities or “blue sky” laws in connection with the purchase and distribution of the Notes by any Agent and (2) such as have been made or obtained or will be made or obtained before the applicable Representation Date under the 1933 Act and the Trust Indenture Act.

(xii)                             There are no holders of securities of the Company or any subsidiary who, pursuant to any agreement, understanding or otherwise, have any right to have securities of the Company or any subsidiary registered under the 1933 Act in connection with the offering contemplated by the Final Prospectus.

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(xiii)                          The accountants who certified the financial statements included or incorporated by reference in the Company’s most recent Annual Report on Form 10-K which is included or incorporated by reference in the Final Prospectus and audited the Company’s internal control over financial reporting and management’s assessment thereof, were independent public accountants at the time such statements were certified and during the periods covered by such statements as required by the 1933 Act and the Regulations.

(xiv)                         The financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and the Final Prospectus, and any amendment or supplement thereto, present fairly the consolidated financial position of the Company and its consolidated subsidiaries as at the dates indicated and the consolidated results of their operations for the periods specified; and said financial statements have been prepared in conformity with generally accepted accounting principles in the United States (except to the extent that certain footnote disclosures regarding any stub period may have been omitted in accordance with the 1934 Act and the rules and regulations thereunder) applied on a consistent basis.

(xv)                            Except as may be set forth or incorporated by reference in the Final Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body or arbitrator, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting, the Company or any Significant Subsidiary which is required to be disclosed in the Registration Statement or the Final Prospectus or would have a Material Adverse Effect or would otherwise be expected to materially and adversely affect the consummation of the transactions contemplated hereby or by the Indenture; and there are no contracts or documents of the Company or its Significant Subsidiaries which are required to be filed as exhibits to, disclosed in or summarized in the Registration Statement or the Final Prospectus by the 1933 Act or the Regulations, which have not been (or which will not be, as the case may be) so filed, disclosed or summarized.

(xvi)                         The Company and its Significant Subsidiaries possess such certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to obtain such certificates, authorities or permits, individually or in the aggregate, would not have a Material Adverse Effect. Neither the Company nor any of its Significant Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(xvii)                      Except as otherwise set forth in the Final Prospectus, the Notes have been rated “investment grade” by at least one nationally recognized statistical rating organization.

(xviii)                   (A) (1) At the time of filing the Registration Statement, (2) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3)

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of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus) and (3) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the 1933 Act) made any offer relating to the Notes in reliance on the exemption of Rule 163 under the 1933 Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the 1933 Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the 1933 Act) of the Notes, the Company was not an “ineligible issuer” as defined in Rule 405 under the 1933 Act.

(xix)                           (A) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the 1934 Act) that complies with the requirements of the 1934 Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Except as disclosed in the Final Prospectus as amended or supplemented, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting; and (B) the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the 1934 Act) that comply with the requirements of the 1934 Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

2.                                       Solicitations as Agent; Purchases as Principal.

(a)                                  Solicitations as Agent. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, each Agent agrees, upon receipt of instructions from the Company, as an agent of the Company, to use its reasonable best efforts to solicit offers to purchase the Notes upon the terms and conditions set forth in the Final Prospectus and the Administrative Procedures attached hereto as Exhibit A, as they may be amended from time to time (the “Procedures”). Each Agent shall solicit offers to purchase only Notes having such terms, and shall solicit such offers only during such periods, as the Company shall instruct such Agent.

The Company reserves the right, in its sole discretion, at any time when the Company has instructed any Agent to solicit offers to purchase the Notes, to instruct such Agent to suspend solicitation of purchases of the Notes commencing at any time for any period of time or permanently. Upon receipt of instructions from the Company, each Agent will forthwith suspend solicitation of purchases from the Company of the Notes until such time as the Company has advised each Agent that such solicitation may be resumed.

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Each Agent shall have the right to suspend solicitation of purchases of the Notes, commencing at any time such Agent reasonably believes that there has occurred a material adverse change in the condition of the Company and its subsidiaries, considered as one enterprise, from that then set forth in the Registration Statement and the Final Prospectus, and ending at the time such Agent has been reasonably satisfied that adequate and full disclosure of such adverse change has been made (including, without limitation, any necessary amendments or supplements to the Registration Statement and the Final Prospectus); provided, however, that any such Agent shall notify the Company of its belief prior to or concurrently with any such suspension.

The Company agrees to pay the Lead Agent a commission, in the form of a discount, equal to the applicable percentage of the principal amount of each Note sold by the Company as a result of a solicitation made by an Agent, as set forth in Exhibit B hereto; provided, however, that the Company and the Lead Agent may agree to a commission greater than or less than the percentages set forth on Exhibit B hereto, provided that in no case shall the commission exceed 8% of the initial offering proceeds. The Lead Agent and the other Agents will share such commissions in such proportions as they may agree.

Except as may be otherwise provided in the applicable Pricing Supplement, each Agent is authorized to solicit orders for the Notes only in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000. Each Agent shall have the right to reject any offer to purchase the Notes received by such Agent which it does not deem reasonable, and any such rejection shall not be deemed a breach of such Agent’s agreement contained herein. Each Agent shall communicate to the Lead Agent, orally or in writing, each reasonable offer to purchase Notes received by such Agent as agent. The Company shall have the sole right to accept offers to purchase the Notes and may reject any such offer in whole or in part. The purchase price, interest rate, maturity date and other terms of the Notes shall be agreed upon by the Company and each Agent and set forth in a Pricing Supplement to be prepared following each acceptance by the Company of an offer for the purchase of Notes. All Notes will be sold at 100% of their principal amount unless otherwise agreed to by the Company and the Agents.

(b)                                 Purchases as Principal. Each sale of Notes to an Agent as principal shall be made in accordance with the terms of this Agreement and a separate agreement, substantially in the form of Exhibit C hereto, to be entered into on behalf of such Agent(s) by the Lead Agent, which will provide for the sale of such Notes to, and the purchase and reoffering thereof by, the Lead Agent as principal. Each such separate agreement (which may be an oral agreement and confirmed in writing as described below between the Lead Agent and the Company) is herein referred to as a “Terms Agreement”. A Terms Agreement may also specify certain provisions relating to the reoffering of such Notes by the Lead Agent. The Lead Agent’s agreement to purchase Notes pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company herein contained and shall be subject to the terms and conditions herein set forth. Except pursuant to a Terms Agreement, under no circumstances shall you be obligated to purchase any Notes for your own account. Each Terms Agreement, whether oral and confirmed in writing (which may be by facsimile transmission) or in writing, shall describe the Notes to be purchased pursuant thereto by the Lead Agent as principal, and may specify, among other things, the principal amount of

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Notes to be purchased, the interest rate or formula and maturity date or dates of such Notes, the interest payment dates, if any, the price to be paid to the Company for such Notes, the initial public offering price at which the Notes are proposed to be reoffered, the Settlement Date, whether the Notes provide for a survivor’s option or for optional redemption by the Company and on what terms and conditions, and any other relevant terms. Terms Agreements may take the form of an exchange of any standard form of written telecommunication between the Lead Agent and the Company.

An Agent may engage the services of any other broker or dealer in connection with the resale of the Notes purchased as principal and may allow a portion of the discount received in connection with such purchase from the Company to such brokers and dealers on such terms as specified in the applicable Pricing Supplement. At such time, the Lead Agent, in its sole discretion, shall specify the requirements for the delivery of certificates, letters and opinions as are set forth in Section 6 hereof.

(c)                                  Administrative Procedures. Administrative procedures with respect to the sale of Notes (including Fixed Rate Notes and Floating Rate Notes, as defined in Procedures), the issue and delivery of certificates representing the Notes (including Book-Entry Notes, as defined in the Procedures) and payment for the Notes are set forth in the Procedures. Each Agent and the Company agree to perform the respective duties and obligations to be performed by each of them as provided the Procedures. The Procedures may be amended only by a written agreement between the Company and the Lead Agent, on behalf of the Agents.

(d)                                 Prospectus Delivery; Marketing Materials. Each of the Agents shall, as required by applicable law, furnish to each person to whom it sells or delivers Notes a copy of the Final Prospectus (as then amended or supplemented) or, if delivery of the Final Prospectus is not required by applicable law, inform each such person that a copy thereof (as then amended or supplemented) will be made available upon request. No Agent is authorized to give any information or to make any representation not contained in the Final Prospectus or the documents incorporated by reference or specifically referred to therein in connection with the offer and sale of the Notes. No Agent will use any marketing materials other than the Final Prospectus in connection with any offer or sale of the Notes except for marketing materials prepared by the Company, if any, and furnished to the Agents together with written authorization from the Company to the Lead Agent to use the same in connection with the offering of the Notes. If any Agent elects to distribute these additional marketing materials under the so called “free writing” exemption embodied in Section 2(10)(a) of the Securities Act (any such marketing materials, “Free Writing Materials”), such Agent will use its best efforts to ensure that any intended recipients of such Free Writing Materials receive a Final Prospectus either prior to or concurrently with their receipt of the Free Writing Materials and to cause any such Free Writing Materials to include any and all legislatively mandated disclaimers concerning securities of the Company as may be supplied by the Company to the Lead Agent.

(e)                                  An Agent may not confirm sales of Notes to any account over which it exercises discretionary authority without the prior written approval of the customer.

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(f)                                    The Company acknowledges that the obligations of each Agent are several and, subject to the provisions of this Section 2, each Agent shall have complete discretion as to the manner in which it solicits purchasers for the Notes and as to the identity thereof.

3.                                       Covenants of the Company.

The Company covenants with each Agent as follows:

(a)                                  The Company will notify the Lead Agent, on behalf of the Agents, and                                , Agent counsel (“Agent Counsel”) immediately (i) of the effectiveness of any amendment to the Registration Statement, (ii)  of any request by the Commission for any amendment of or supplement to the Registration Statement or the Final Prospectus or for any additional information, (iii) of the mailing or the delivery to the Commission for filing of any supplement to the Final Prospectus or any document to be filed pursuant to the 1934 Act which will be incorporated by reference in the Final Prospectus, (iv) of the issuance by the Commission of a Stop Order suspending (or the effect of which is to suspend or otherwise limit) the effectiveness of the Registration Statement (including any post-effective amendment thereto) or of the initiation, or the threatening, of any proceedings therefor, (v) of the issuance by the Commission of any Stop Order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Notes, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act relating to the Notes, (vi) of the receipt of any comments from the Commission and (vii) of the receipt by the Company of any notification with respect to the suspension or limitation of the qualification of the Notes for sale in any jurisdiction or the initiation, or threatening, of any proceeding for that purpose. If the Commission or other authority shall propose or enter a Stop Order at any time, the Company will make every reasonable effort to prevent the issuance of any such Stop Order and, if issued, to obtain the withdrawal of such Stop Order as soon as possible.

(b)                                 During any Marketing Period, the Company will comply with all requirements imposed upon it by the 1933 Act and the Trust Indenture Act, as now existing and as hereafter amended, and by the Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of, or dealing in, the Notes in accordance with the provisions thereof and the Final Prospectus. If at any time when a prospectus relating to the Notes is required to be delivered (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) under the 1933 Act prior to the expiration of nine months after the time of issue of the applicable Pricing Supplement in connection with the offering or sale of the Notes, or any event shall have occurred as a result of which, in the judgment of the Company, the Lead Agent or Agent Counsel, the Final Prospectus as then amended or supplemented includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Final Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) or Registration Statement to comply with the 1933 Act, the Trust Indenture Act or the Regulations, or if there shall occur any material change affecting any of the representations and warranties in Section 1, the Company will notify the Lead Agent promptly and prepare and file with the Commission and all other applicable bodies an appropriate amendment or supplement (in form and substance

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satisfactory to the Lead Agent). Such amendment or supplement will correct such statement or omission and the Company will deliver to the Lead Agent, on behalf of the Agents, without charge, such number of copies thereof as may be reasonably requested by the Lead Agent.

(c)                                  The Company will promptly deliver to the Lead Agent a copy of the Registration Statement, including exhibits and all amendments thereto, and the Company will promptly deliver without charge to the Lead Agent such number of copies of the Base Prospectus, any Preliminary Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under 1933 Act), the Final Prospectus, the Registration Statement, and all amendments of and supplements to such documents (including any listing particulars and supplementary listing particulars), if any, as the Lead Agent may reasonably request.

(d)                                 The Company will endeavor in good faith, in cooperation with you to timely qualify the Notes for offering and sale under the securities and other applicable laws of such jurisdictions as you may designate and to maintain such qualification in effect for so long as required for the distribution thereof; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take action which would subject it to general service of process in any jurisdiction where it is not now so subject or to conduct its business in a manner in which it is not currently so conducting its business.

(e)                                  The Company will make generally available (within the meaning of Section 11(a) of the 1933 Act and Rule 158 of the Regulations) to its security holders and to the Lead Agent, on behalf of the Agents, as soon as practicable an earnings statement which need not be audited but which shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 of the Regulations.

(f)                                    The Company, subsequent to the date of the Final Prospectus and for so long as delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) is required in connection with the offering or sale of the Notes under the 1933 Act, will file promptly all documents required to be filed with the Commission pursuant to Section 13 or 14 of the 1934 Act in connection with the offering or sale of the Notes .

(g)                                 The Company will apply the proceeds from the sale of the Notes as set forth under the caption “Use of Proceeds” in the Final Prospectus.

(h)                                 The Company will comply with all provisions of all undertakings contained in the Registration Statement.

(i)                                     The Company consents to the use of the Final Prospectus or any amendment or supplement thereto by you and by all dealers to whom the Notes may be sold, both in connection with the offering or sale of the Notes and for such period of time thereafter as the Final Prospectus is required by law to be delivered in connection therewith.

(j)                                     The Company, with respect to any issue of Notes to be sold pursuant to a Terms Agreement, but only if requested by the Agents party to such Terms Agreement prior to the applicable Marketing Period, will prepare a final term sheet relating to such Notes in the form set forth in Schedule A to such Terms Agreement and file such term sheet pursuant to Rule 433(d) under the 1933 Act within the time required by such rule.

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(k)                                  The Company will file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the 1933 Act.

(l)                                     If required by Rule 430B(h) under the 1933 Act, to prepare a form of prospectus in a form approved by Bear Stearns and to file such form of prospectus pursuant to Rule 424(b) under the 1933 Act not later than may be required by Rule 424(b) under the 1933 Act; and to make no further amendment or supplement to such form of prospectus unless such amendment or supplement has been approved by Bear Stearns.

(m)                               If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Notes remain unsold by the Agents, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Notes, in a form satisfactory to you. If, at the Renewal Deadline, the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the Notes, in a form satisfactory to you and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the expired registration statement relating to the Notes. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(n)                                 The Company will pay the required Commission filing fees relating to the Notes within the time required by Rule 456(b)(1) under the 1933 Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act.

(o)                                 Suspension of Certain Obligations. The Company shall not be required to comply with the provisions of subsection (b) of this Section 3 with respect to an Agent during any period from the time (i) such Agent shall have suspended solicitation or purchases of the Notes in its capacity as agent pursuant to a written or oral request from the Company and (ii) such Agent shall not then hold any Notes as principal purchased pursuant to a Terms Agreement, to the time the Company shall determine that solicitation of purchases of the Notes should be resumed or shall subsequently enter into a new Terms Agreement with the Lead Agent. The Company shall not be required to comply with the provisions of subsections (a), (b) or (c) of Section 7 with respect to an Agent during any period from the time the Lead Agent shall have suspended solicitation or purchases of the Notes by the Lead Agent pursuant to a written or oral request from the Company to the time the Company shall determine that solicitation of purchases of the Notes should be resumed or shall subsequently enter into a Terms Agreement with the Lead Agent.

4.                                       Covenants of the Company and the Agent.

(a)                                  (i) The Company and each Agent agree that the Agents may prepare and use one or more preliminary or final term sheets relating to the Notes containing customary information;

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(ii)                                  Each Agent represents and covenants that, other than as permitted under subparagraph (a)(i) above, it has not made and will not make any offer relating to the Notes that would constitute a “free writing prospectus” as defined in Rule 405 under the 1933 Act without the prior consent of the Company and Bear Stearns and that, with respect to any issue of Notes to be sold pursuant to a Terms Agreement, Schedule B to such Terms Agreement, if applicable, will be a complete list of any free writing prospectuses for which the Agents have received such consent; and

(iii)                               The Company represents and agrees that it has not made and will not make any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus without the prior consent of Bear Stearns and that, with respect to any issue of Notes to be sold pursuant to a Terms Agreement, Schedule B to such Terms Agreement will be a complete list of any free writing prospectuses for which the Company has received such consent.

(b)                                 The Company has complied and will comply with the requirements of Rule 433 under the 1933 Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c)                                  The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Final Prospectus, the Final Prospectus as amended or supplemented or the Pricing Supplement or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to Bear Stearns and, if requested by Bear Stearns, will prepare and furnish without charge to each Agent an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this covenant shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company directly or indirectly by an Agent expressly for use therein.

5.                                       Payment of Expenses.

The Company will pay all expenses incident to the performance of its obligations under this Agreement, including:

(i)                                     The preparation and filing of the Registration Statement and all amendments thereto the Final Prospectus and any amendments or supplements thereto and any Issuer Free Writing Prospectus;

(ii)                                  The preparation and filing of this Agreement;

(iii)                               The preparation, printing, issuance and delivery of the Notes;

(iv)                              The fees and disbursements of the Company’s accountants and counsel, of the Trustee and its counsel, and of any Calculation Agent (as defined in the Final Prospectus);

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(v)                                 The reasonable fees and disbursements of Agent Counsel incurred from time to time in connection with the transactions contemplated hereby;

(vi)                              The qualification of the Notes under securities laws in accordance with the provisions of Section 3(d), including filing fees and the reasonable fees and disbursements of Agent Counsel in connection therewith and in connection with the preparation of any Blue Sky Survey and any Legal Investment Survey;

(vii)                           The printing and delivery to each Agent in quantities as hereinabove stated of copies of the Registration Statement and any amendments thereto, of the Final Prospectus and any amendments or supplements thereto and of any Issuer Free Writing Prospectus, and the delivery by such Agent of the Final Prospectus and any amendments or supplements thereto and/or any Issuer Free Writing Prospectus in connection with solicitations or confirmations of sales of the Notes;

(viii)                        The preparation, printing and delivery to each Agent of copies of the Indenture;

(ix)                                Any fees charged by rating agencies for the rating of the Notes;

(x)                                   The fees and expenses incurred in connection with the listing of the Notes on any securities exchange;

(xi)                                The fees and expenses, if any, incurred with respect to any filing with the NASD; and

(xii)                             Any advertising and other out-of-pocket expenses of any Agent incurred with the approval of the Company.

6.                                       Conditions of Obligations.

The obligations of each Agent to solicit offers to purchase the Notes as agent of the Company, the obligation of any purchaser of Notes sold through such Agent as agent and the obligation of the Lead Agent to purchase Notes as principal pursuant to any Terms Agreement will be subject at all times to the accuracy of the representations and warranties on the part of the Company herein and to the accuracy of the statements of the Company’s officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed and to the following additional conditions precedent:

(a)                                  No Stop Order or Material Adverse Change. (i) No Stop Order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued under the 1933 Act or other applicable law, and no proceeding under the 1933 Act or the 1934 Act therefor shall have been initiated or threatened by the Commission, or, with respect to the filing of any Form 8-A under the 1934 Act, by any U.S. national securities exchange; no stop order suspending or preventing the use of the Final Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with or such requests shall

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have been otherwise satisfied; (ii) the rating assigned by any U.S. nationally recognized statistical rating organization to any debt securities or preferred stock of the Company as of the date of this Agreement shall not have been lowered between the trade date and the settlement date of any offering of Notes and no such agency shall have publicly announced since the execution of this Agreement that it has under surveillance or review, with possible negative implications, its rating of any of the debt securities or preferred stock of the Company; and (iii) since the respective dates as of which information is given in the Registration Statement, the Distribution Package and the Final Prospectus, except as otherwise stated therein or contemplated thereby, there shall not have been any material adverse change in, or any adverse development which materially affects, the financial condition, results of operations, business or properties of the Company and its subsidiaries considered as one enterprise, the effect of which is in your reasonable judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes on the terms and in the manner contemplated in the Final Prospectus.

(b)                                 Legal Opinions. On the date hereof, the Lead Agent, on behalf of the Agents, shall have received the following legal opinions, dated as of the date hereof and in form and substance satisfactory to the Lead Agent and Agent Counsel:

1.                                       Opinion of In-house Company Counsel. A General Counsel or Associate General Counsel of the Company or other counsel for the Company satisfactory to such Agent, shall have furnished to such Agent such counsel’s written opinions, dated the Commencement Date, in form and substance satisfactory to such Agent, to the effect that: (i) to the best of such counsel’s knowledge, there are no legal or governmental proceedings pending or threatened that are required to be disclosed in the Registration Statement, other than those disclosed therein, and there is no pending legal or governmental proceeding to which the Company or any subsidiary of the Company is a party or of which any of their property is the subject that is not described in the Registration Statement, including ordinary routine litigation incidental to the business, which, if adversely decided, will have a material adverse effect upon the financial condition, results of operations, business or properties of the Company and its subsidiaries considered as one enterprise, and (ii) the execution of the Distribution Agreement, the delivery of the Distribution Agreement and the Indenture, the consummation of the transactions contemplated thereby and compliance by the Company with any of the provisions thereof do not breach or result in a violation of, or default under, (X) any material document, agreement or other instrument of which we are aware to which the Company is a party or by which it is bound or (Y) any judgment, decree or order known to us that is applicable to the Company and, pursuant to any Applicable Laws, is issued by any Governmental Authority having jurisdiction over the Company or its properties.

2.                                       Opinion of Company Counsel. The opinion of Cadwalader, Wickersham & Taft LLP, counsel to the Company, to the effect specified in Schedule I hereto.

3.                                       Opinion of Agent Counsel. The opinion of Agent Counsel, to the effect specified in Schedule II hereto.

(c)                                  Officers’ Certificate. At the date hereof and at each Settlement Date with respect to any Terms Agreement there shall not have been, since the respective dates as of which

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information is given in the Registration Statement and the Final Prospectus or since the date of such Terms Agreement, any material adverse change in the financial condition, results of operations, business or properties of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business; and the Lead Agent, on behalf of the Agents, shall have received a certificate of the Chief Financial Officer, the Controller or Chairman of the Board of the Company, dated the date hereof, to the effect (i) that there has been no such material adverse change, (ii) that the other representations and warranties of the Company contained in Section 1 are true and correct with the same force and effect as though expressly made at and as of the date of such certificate, (iii) that the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date of such certificate, and (iv) that no Stop Order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

(d)                                 Comfort Letter. On the date hereof, the Lead Agent, on behalf of the Agents, shall have received a letter from Deloitte & Touche LLP, dated as of the date hereof, to the effect specified in Schedule III hereto.

(e)                                  Other Documents. On the date hereof and on each Settlement Date with respect to any applicable Terms Agreement, Agent Counsel shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of Notes as herein contemplated shall be satisfactory in form and substance to the Lead Agent and to Agent Counsel.

If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement and any Terms Agreement may be terminated as provided in Section 10 hereof and any such termination shall be without liability of any party to any other party, except that the covenants set forth in Section 3(e) hereof, the provisions of Section 5 hereof, the indemnity and contribution agreements set forth in Sections 8 and 9 hereof, and the provisions of Sections 10, 12 and 14 hereof shall remain in effect.

7.                                       Subsequent Documentation Requirements of the Company.

The Company covenants and agrees that, if requested by the Agent:

(a)                                  Subsequent Delivery of Certificates. Each time that any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the 1934 Act is incorporated by reference into the Final Prospectus, or (unless waived by the Lead Agent ) there is filed with the Commission any document incorporated by reference into the Final Prospectus (other than any Current Report on Form 8-K relating exclusively to the issuance of Notes under the Registration Statement, unless the Lead Agent shall otherwise specify) or (unless waived by the Lead Agent with respect to a particular Terms Agreement) the Company sells Notes to the Lead Agent pursuant to a Terms Agreement, the Company shall furnish or cause to be furnished to the Lead Agent, on behalf of the Agents, forthwith a certificate in form satisfactory to the Lead Agent to

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the effect that the statements contained in the certificate referred to in Section 6(c) hereof which were last furnished to the Lead Agent, on behalf of the Agents, are true and correct at the time of such amendment, supplement, filing or sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Final Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(c), modified as necessary to relate to the Registration Statement and the Final Prospectus as amended and supplemented to the time of delivery of such certificate.

(b)                                 Subsequent Delivery of Legal Opinions. Each time that any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the 1934 Act is incorporated by reference into the Final Prospectus, or (unless waived by the Lead Agent) there is filed with the Commission any document incorporated by reference into the Final Prospectus (other than any Current Report on Form 8-K or Quarterly Report on Form 10-Q, unless the Lead Agent shall otherwise specify), or (unless waived by the Lead Agent with respect to a particular Terms Agreement) the Company sells Notes to the Lead Agent pursuant to a Terms Agreement, the Company shall furnish or cause to be furnished forthwith to the Lead Agent, on behalf of the Agents, and to Agent Counsel a letter from counsel last furnishing the opinion referred to in Section 6(b)(2) hereof to the effect that the Lead Agent, on behalf of the Agents, may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Final Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance) or, in lieu of such letter, Cadwalader, Wickersham & Taft LLP, counsel to the Company, or other counsel satisfactory to the Lead Agent, shall furnish an opinion, dated the date of delivery of such opinion and in form satisfactory to the Lead Agent, of the same tenor as the opinion referred to in Section 6(b)(2) hereof, but modified, as necessary, to relate to the Registration Statement and the Final Prospectus as amended and supplemented to the time of delivery of such opinion.

(c)                                  Subsequent Delivery of Comfort Letters. Each time that any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the 1934 Act is incorporated by reference into the Final Prospectus, or (unless waived by the Lead Agent) there is filed with the Commission any document (other than any Current Report on Form 8-K filed for the purpose of filing quarterly unaudited consolidated statements of income) which contains additional financial information or (unless waived by the Lead Agent with respect to a particular Terms Agreement) the Company sells Notes to the Lead Agent pursuant to a Terms Agreement, the Company shall cause Deloitte & Touche LLP, the Company’s independent public accountants, or other independent public accountants retained by the Company, forthwith to furnish to the Lead Agent, on behalf of the Agents, a letter, dated the date of filing of such amendment, supplement or document with the Commission, or the date of such sale, as the case may be, in form satisfactory to the Lead Agent, of the same tenor as Sections 1 and 2 of the letter referred to in Schedule III hereof but modified to relate to the Registration Statement and Final Prospectus, as amended and supplemented to the date of such letter, and of the same general tenor as the remaining sections of the letter referred to in Schedule III with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company; provided, however, that if the Registration Statement or the Final Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter,

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Deloitte & Touche LLP, or such other independent public accountants retained by the Company, may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement unless any other information included therein of an accounting, financial or statistical nature is of such a nature that, in the reasonable judgment of the Lead Agent, such letter should cover such other information.

8.                                       Indemnification.

(a)                                  The Company agrees to indemnify and hold harmless each Agent, their affiliates (if any) and each person, if any, who controls any Agent within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all losses, liabilities, claims, damages and out-of-pocket expenses whatsoever (including but not limited to attorneys’ fees and any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), to which an Agent or any such person may become subject under the 1933 Act, the 1934 Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (other than that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification on Form T-1 of the Trustee under the Trust Indenture Act, except for statements or omissions in such Registration Statement made in reliance upon information furnished to the Trustee by or on behalf of the Company for inclusion therein), or any related Base Prospectus, Preliminary Prospectus, or Final Prospectus, or in any supplement thereto or amendment thereof any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the 1933 Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Base Prospectus, any Preliminary Prospectus, or the Final Prospectus, or in any supplement thereto or amendment thereof, or any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the 1933 Act) in light of the circumstances under which they were made) not misleading or (ii) any breach or alleged breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement; provided, however, that the Company will not be liable to any Agent or any person so controlling such Agent in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon (x) any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Agent through the Lead Agent expressly for use therein, such written information being as set forth in the penultimate sentence of subsection (b) below or (y) any failure of such Agent to deliver the Final Prospectus to a purchaser of Notes as required by applicable law, if such Final Prospectus would have cured the defect giving rise to such loss, liability, claim, damage or expense. This indemnity agreement will be in addition to any liability which the Company may otherwise have, including under this Agreement and shall extend, upon the same terms and conditions to each person, if any, who controls any Agent within the meaning of the 1933 Act.

(b)                                 Each Agent severally, and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act against any losses, liabilities, claims,

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damages and out-of-pocket expenses whatsoever (including but not limited to attorneys’ fees and any and all out-of-pocket expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation), to which they or any of them may become subject under the 1933 Act, the 1934 Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any related Base Prospectus, any Preliminary Prospectus or the Final Prospectus, or in any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Base Prospectus, any Preliminary Prospectus, the Final Prospectus, or any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus, in light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Agent through the Lead Agent expressly for use therein. For all purposes of this Agreement, the identification of the name of, and the principal amount of Notes to be purchased by, each of the Agents, the amounts of the selling concession and reallowance, and the stabilization language set forth under the heading “Plan of Distribution” in the Base Prospectus constitute the only information furnished in writing by or on behalf of any Agent expressly for inclusion in any Base Prospectus or Preliminary Prospectus, the Final Prospectus, or the Registration Statement (as from time to time amended or supplemented), or any amendment or supplement thereto, or any Issuer Free Writing Prospectus. This indemnity will be in addition to any liability which any Agent may otherwise have, including under this Agreement; provided, however, that in no case shall any Agent be liable or responsible for any amount in excess of the discounts and commissions received by such Agent.

(c)                                  Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure to so notify an indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may have otherwise). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall

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have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties, it being understood, however, that the indemnifying party shall not, in connection with any one such claim, action or proceeding or separate but substantially similar or related claims, actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm (together with appropriate local counsel) at any time for the indemnified party or parties, which firm shall be designated in writing by the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. Anything in this Section 8 to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.

9.                                       Contribution.

In order to provide for contribution in circumstances in which the indemnification provided for in Section 8 hereof is for any reason held to be unavailable from the Company or is insufficient to hold harmless a party indemnified thereunder, the Company and each Agent shall contribute to the aggregate losses, claims, damages, liabilities and out-of-pocket expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company, any contribution received by the Company from persons, other than the Agents, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, officers of the Company who signed the Registration Statement and directors of the Company) to which the Company and one or more of the Agents may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company on the one hand and such Agent or Agents on the other from the offering of the Notes or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 12 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company on the one hand and such Agent or Agents on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and such Agent or Agents on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of discounts and commissions but before deducting expenses) received by the Company bear to the discounts and commissions received by such Agent or Agents, respectively, in each case as set forth in the table on the cover page of the Final Prospectus as amended or supplemented with respect to a particular issue of Notes. The relative fault of the Company on the one hand and of such Agent or Agents on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or such Agent or Agents and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Agent agree that it would not be just and

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equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if all Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 9, (i) no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Notes purchased by it and distributed to the public were offered to the public exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person, if any, who controls an Agent within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act shall have the same rights to contribution as such Agent, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of the preceding sentence of this Section 9. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 9, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 9 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its consent; provided, however, that such consent was not unreasonably withheld.

10.                                 Representations and Agreements to Survive Delivery.

All representations, warranties, covenants and agreements contained in this Agreement or any Terms Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigations made by or on behalf of each Agent or any controlling person of such Agent, or by or on behalf of the Company, any of its officers and directors or any controlling person thereof, and shall survive each delivery of and payment for any of the Notes.

11.                                 Termination and Amendment.

(a)                                  Termination of this Agreement. This Agreement may be terminated for any reason, at any time either by the Company by giving notice of such termination to the Lead Agent or the Agents, or by any Agent as to such Agent by the giving of notice of such termination to the Company, in each case in accordance with Section 10(d) hereof.

(b)                                 Termination of a Terms Agreement. The Lead Agent may, and upon the request of an Agent with respect to any Notes being purchased by such Agent shall, terminate any Terms Agreement, immediately by giving notice to the Company, at any time prior to the Settlement Date relating thereto, if: (i) any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Lead Agent or such requesting Agent will in the immediate future materially disrupt, the securities markets in the United States; (ii) a general

23

suspension of, or a general limitation on prices for, trading in securities on the New York Stock Exchange, Inc., the American Stock Exchange LLC or in the over-the-counter market shall have occurred; (iii) a banking moratorium shall have been declared either by Federal or New York State authorities; (iv) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States or on the United States is such as to make it, in the judgment of the Lead Agent or such requesting Agent, impracticable to market the Notes or to enforce contracts for the sale of the Notes; (v) any restriction materially adversely affecting the distribution of the Notes which was not in effect on the date of the applicable Terms Agreement shall have become effective; or (vi) there shall have been such change in the market for the securities of the Company or securities in general or in national or international political, financial or economic conditions or currency exchanges rates or exchange controls as in the judgment of the Lead Agent or such requesting Agent makes it inadvisable to proceed with the offering, sale and delivery of the Notes on the terms contemplated by the Final Prospectus.

(c)                                  Amendment.

(i)                                     The Company, in its sole discretion, may increase the aggregate initial offering price of the Notes from time to time without consent of, or notice to, any Agent.

(ii)                                  The Company and any Agent may amend any provision of this Agreement with respect to such Agent without consent of, or notice to, any other Agent. Any such amendment shall be made in a writing signed by the Company and each Agent that is a party to such amendment. In the event of such amendment, this Agreement shall remain in full force and effect with respect to any Agent that is not a party to such amendment (without giving effect to such amendment with respect to such Agent) unless suspended or terminated with respect to such Agent pursuant to clause (a) of this Section 11.

(d)                                 General. In the event of any such termination, no party will have liability to the other parties hereto or to the Terms Agreement so terminated, except that (i) the Agents shall be entitled to any commissions earned in accordance with Section 2(a) hereof (provided, that no commissions shall be payable in respect of any sale of Notes which are the subject of a Terms Agreement that is terminated pursuant to Section 11(b) of this Agreement); (ii) in the event of a termination of any Terms Agreement pursuant to Section 11(b) hereof, the Agents who have purchased Notes under such Terms Agreement shall be entitled to reimbursement by the Company only for actual accountable out-of-pocket expenses incurred by such Agents; (iii) if at the time of termination (A) any Agent shall own any Notes purchased pursuant to a Terms Agreement with the intention of reselling them or (B) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser of the Notes relating thereto has not occurred, the covenants set forth in Sections 3 and 7 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and (iv) the covenant set forth in Section 3(e) hereof, the provisions of Section 4 hereof, the indemnity and contribution agreements set forth in Sections 8 and 9 hereof, and the provisions of Sections 10, 12 and 14 hereof shall remain in effect (except that the Company shall no longer be required to comply with the provisions of Section 3(e) after it has made generally available to its security holders an earnings statement, which need not be audited, covering a twelve-month period beginning after the date of the last sale of Notes hereunder (including sales to an Agent under a Terms

24

Agreement) which shall satisfy the provisions of Section 11(a) of the 1933 Act and the Regulations).

(e)                                  Any notice of termination pursuant to this Section 11 may be by telephone, telex, or telecopy, and shall be confirmed in writing by letter.

12.                                 Notices.

All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to each Agent will be directed to the Lead Agent at the following address:  Bear, Stearns & Co. Inc., 383 Madison Avenue, New York, New York 10179, Attention:  MTN Desk, Corporate Bond Trading, Fixed Income Department; or, if sent to the Company shall be directed to it at The Bear Stearns Companies Inc., 383 Madison Avenue, New York, New York 10179, Attention:  Chief Financial Officer.

13.                                 Parties.

This Agreement and any Terms Agreement shall inure to the benefit of and be binding upon each Agent and the Company and their respective successors. Nothing expressed or mentioned in this Agreement or any Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 8 and 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any Terms Agreement or any provision herein or therein contained. This Agreement and any Terms Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and thereto and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

14.                                 Governing Law.

This Agreement and the rights and obligations of the parties created hereby shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State. Any suit, action or proceeding brought by the Company against any Agent in connection with or arising under this Agreement shall be brought solely in the state or federal court or appropriate jurisdiction located in the Borough of Manhattan, The City of New York.

15.                                 Miscellaneous.

[(a)                              The Company acknowledges and agrees that (i) the purchase and sale of the Notes pursuant to this Agreement and any Terms Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Agents, on the other, (ii) in connection therewith and with the process leading to such transaction each Agent is acting solely as a principal and not as the agent or fiduciary of the Company, (iii) no Agent has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering

25

contemplated hereby or the process leading thereto (irrespective of whether such Agent has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Agent, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.]

(b)                                 This Agreement and any Terms Agreement supersede all prior agreements and understandings (whether written or oral) between the Company and the Agents, or any of them, with respect to the subject matter hereof.

(c)                                  The Company and each of the Agents hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, any Terms Agreement or the transactions contemplated hereby.

(d)                                 This Agreement and any Terms Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be an original, but all of such respective counterparts shall together constitute one and the same instrument.

(e)                                  Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Agents imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement among the Company and each of you in accordance with its terms.

Very truly yours,

THE BEAR STEARNS COMPANIES INC.

By:

CONFIRMED AND ACCEPTED, as
of the date first above written:

BEAR, STEARNS & CO. INC.

By:

[Insert List of other Agents]

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SCHEDULE A

[Insert List of Agents]

EXHIBIT A

ADMINISTRATIVE PROCEDURES

The Bear Stearns Companies Inc. (the “Company”) is offering its Medium Term Notes, Series B, also known as IncomeNotesSM (the “Notes”), with maturities of nine months or more from the date of issue, on a continuing basis. The Notes will be offered by Bear, Stearns & Co. Inc. (the “Lead Agent”), A.G. Edwards & Sons, Inc., BB&T Capital Markets, Citigroup Global Markets Inc., Edward D. Jones & Co., L.P., Fidelity Capital Markets, a division of National Financial Services LLC, Mellon Financial Markets, LLC, Prudential Financial Incorporated, UBS Financial Services Inc., Wachovia Securities, Inc. and Wells Fargo Investment Services, LLC (collectively with the Lead Agent, the “Agents”) pursuant to a Distribution Agreement among the Company and the Agents, dated as of the date hereof (the “Distribution Agreement”) and, if applicable, one or more terms agreements between the Company and the Lead Agent, substantially in the form attached to the Distribution Agreement as Exhibit C (each a “Terms Agreement”). The Notes are being resold by the Lead Agent (and by any Agent that purchases the Notes from the Lead Agent) (i) directly to customers of the Agents or (ii) to selected broker-dealers (the “Selling Group”) for distribution to their customers pursuant to a Master Selected Dealer Agreement (a “Dealer Agreement”), attached to the Distribution Agreement as Exhibit D. The Agents have agreed to use their reasonable best efforts to solicit offers to purchase Notes. The Notes will be unsecured senior debt and have been registered with the Securities and Exchange Commission (the “Commission”). The Notes will be issued pursuant to an indenture dated as of May 31, 1991, as amended, between the Company and JPMorgan Chase Bank (formerly, The Chase Manhattan Bank).

Unless otherwise set forth in the applicable Pricing Supplement, each tranche of Notes will be issued in book-entry form and represented by one or more fully registered global notes without coupons (each, a “Book-Entry Note”) held by the Trustee, as agent for the Depository Trust Corporation (“DTC”) and recorded in the book-entry system maintained by DTC. Each Book-Entry Note will have the annual interest rate, maturity and other terms set forth in the relevant Pricing Supplement. Owners of beneficial interests in a Book-Entry Note will be entitled to physical delivery of Notes issued in certificated form equal in principal amount to their respective beneficial interests only upon certain limited circumstances described in the Indenture. The Book-Entry Notes will be issued in accordance with DTC procedures, as in effect from time to time. In the event of any conflict between such DTC procedures and the administrative procedures explained below, the DTC procedures shall govern.

Administrative responsibilities will be handled for the Company by its Treasury Department. The Company will advise the Agents and the Trustee in writing of those persons handling administrative responsibilities with whom the Agents and the Trustee are to communicate regarding offers to purchase Notes and the details of their delivery.

Notes will be issued in accordance with the administrative procedures set forth herein. To the extent the procedures set forth below conflict with or omit certain of the provisions of the Notes, the Indenture, the Company’s Officers’ Certificate setting forth the terms of the Notes, dated April 23, 2003, the Distribution Agreement or the Final Prospectus, the

relevant provisions of the Notes, the Indenture, the Company’s Officers’ Certificate, the Distribution Agreement and the Final Prospectus shall control. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Distribution Agreement, the Final Prospectus in the form most recently filed with the Commission pursuant to Rule 424 of the Securities Act, or the Indenture.

Administrative Procedures For Notes

In connection with the qualification of Notes for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its obligations under a Letter of Representations from the Company and the Trustee to DTC, dated June 19, 2003, and a Medium-Term Note Certificate Agreement between the Trustee and DTC (the “Certificate Agreement”), dated December 2, 1988, and its obligations as a participant in DTC, including DTC’s Same-Day Funds Settlement System (“SDFS”). Subject to the provisions above, the procedures set forth below may be modified in compliance with DTC’s then applicable procedures, upon agreement by the Company, the Trustee and the Lead Agent.

Price to Public:                                                                 Each Note will be offered to the public at 100% of the principal amount thereof, plus accrued interest, if any, or such other amount indicated in the applicable Pricing Supplement.

Maturities:                                                                                      Each Note will mature on a date (the “Maturity Date”) not less than nine months after the date of delivery by the Company of such Note. Notes will mature on each date selected by the initial purchaser and agreed to by the Company, as set forth in the applicable Pricing Supplement.

Issuance:                                                                                             All Notes having the same terms will be represented initially by a single Book-Entry Note. Each Book-Entry Note will be dated and issued as of the date of its authentication by the Trustee. Each Book-Entry Note will bear an original issue date (the “Original Issue Date”). The Original Issue Date shall remain the same for all Notes subsequently issued upon registration of transfer, exchange or substitution of an original Note regardless of their dates of authentication.

Identification

Numbers:                                                                                             The Company will arrange, on or prior to commencement of a program for the offering of the Notes, with the CUSIP Service Bureau (the “CUSIP Service Bureau”) of Standard & Poor’s Corporation (“Standard & Poor’s”) for the reservation of a series of CUSIP numbers (including tranche numbers), consisting of approximately 900 CUSIP numbers and for future assignment to the Book-Entry Notes. The Company has or will obtain from the CUSIP Service Bureau a written list of such series of reserved CUSIP numbers and will deliver to the Lead Agent, the Trustee and DTC such written list of 900 CUSIP numbers of such series. The Company will assign CUSIP numbers to Notes as described below under “Procedure for Rate Setting and Posting”. The Company will notify the CUSIP Service Bureau periodically of the CUSIP numbers that it has assigned to the Notes. When necessary, the Company will reserve additional CUSIP numbers for assignment to the Book-Entry Notes. Upon obtaining such additional CUSIP numbers the Company shall deliver such additional CUSIP numbers to the Lead Agent, the Trustee and DTC.

Registration:                                                                            Unless otherwise specified by DTC, Book-Entry Notes will be issued only in fully registered form without coupons. Each Book-Entry Note will be registered in the name of Cede & Co., as nominee for DTC, on the security register maintained by the Security Registrar under the Indenture. The beneficial owner of a Note issued in book-entry form (i.e., an owner of a beneficial interest in a Book-Entry Note) (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Note issued in book-entry form, the “Participants”) to act as agent for such beneficial owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such Note issued in book-entry form in the account of such Participants. The ownership interest of such beneficial owner in such Note issued in book-entry form will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:                                                                                          Transfers of a Book-Entry Note will be accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Book-Entry Note.

Exchanges:                                                                                    The Trustee may deliver to DTC and the CUSIP Service Bureau at any time a written notice specifying (a) the CUSIP numbers of two or more Book-Entry Notes Outstanding on such date that represent Book-Entry Notes having the same Fixed Rate Terms or Floating Rate Terms, as the case may be (other than Original Issue Dates), and for which interest has been paid to the same date; (b) a date, occurring at least 30 days after such written notice is delivered and at least 30 days before the next Interest Payment Date for the related Notes issued in book-entry form, on which such Book-Entry Notes shall be exchanged for a single replacement Book-Entry Note; and (c) a new CUSIP number, obtained from the Trustee, to be assigned to such replacement Book-Entry Note. Upon receipt of such a notice, DTC will send to its participants (including the Trustee) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service Bureau written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Book-Entry Notes to be exchanged will no longer be valid. On the specified exchange date, the Trustee will exchange such Book-Entry Notes for a single Book-Entry Note bearing the new CUSIP number and the CUSIP numbers of the exchanged Book-Entry Notes will, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. Notwithstanding the foregoing, if the Book-Entry Notes to be exchanged exceed $500,000,000 in aggregate principal amount, one replacement Book-Entry Note will be authenticated and issued to represent $500,000,000 of principal amount of the exchanged Book-Entry Notes and an additional Book-Entry Note or Notes will be authenticated and issued to represent any remaining principal amount of such Book-Entry Notes (See “Denominations” below).

Denominations:                                                            Unless otherwise specified in an applicable Pricing Supplement, the Notes will be issued in denominations of $1,000 or in multiples of $1,000. Book-Entry Notes will be denominated in principal or face amounts not in excess of $500,000,000. If one or more Notes having an aggregate principal or face amount in excess of $500,000,000 would, but for the preceding sentence, be represented by a single Book-Entry Note, then one Book-Entry Note will be issued to represent each $500,000,000 principal or face amount of such Note or Notes and an additional Book-Entry Note will be issued to represent any remaining principal amount of such Note or Notes. In such case, each of the Book-Entry Notes representing such Note or Notes shall be assigned the same CUSIP number.

Issue Price:                                                                                   Unless otherwise specified in an applicable Pricing Supplement, each Note will be issued at the percentage of principal amount specified in the Final Prospectus relating to such Note.

Interest:                                                                                                    Each Note will bear interest at either a fixed rate (each a “Fixed Rate Note”) or a floating rate (each a “Floating Rate Note”), which may be zero during all or any part of the term in the case of certain Notes issued at a price representing a substantial discount from the principal amount payable on the Maturity Date, Redemption Date, Optional Repayment Date or repayment date on exercise of a Survivor’s Option, as the case may be. Interest on each Note will accrue from the Original Issue Date of such Note for the first interest period, and from the previous Interest Payment Date on which interest has been paid for all subsequent interest periods. Except as set forth hereafter, each payment of interest on a Note will include interest accrued through the calendar day before the current Interest Payment Date (or the Maturity Date, Redemption Date, Optional Repayment Date or repayment date on exercise of a Survivor’s Option in the case of the last Interest Accrual Period). If an Interest Payment Date (or the Maturity Date, Redemption Date, Optional Repayment Date or repayment date on exercise of a Survivor’s Option, as the case may be) for any Fixed Rate Note falls on a day that is not a Business Day, any payment of principal, premium, if any, or interest will be paid on the next Business Day. No interest will accrue on such payment for a period from and after the originally scheduled Interest Payment Date (or the Maturity Date, Redemption Date, Optional Repayment Date or repayment date on exercise of a Survivor’s Option, as the case may be) to the date that payment is made. If an Interest Payment Date (or the Maturity Date, Redemption Date, Optional Repayment Date or repayment date on exercise of a Survivor’s Option, as the case may be) for any Floating Rate Note falls on a day that is not a Business Day, any payment of principal, premium, if any, or interest will be made on the next Business Day. However, in the case of a LIBOR Note, if such day falls in the next calendar month, such Interest Payment Date will be the preceding day that is a Business Day with respect to such LIBOR Note. No interest will accrue on such payment for a period from and after the originally scheduled Interest Payment Date (or the Maturity Date, Redemption Date, Optional Repayment Date or repayment date on exercise of a Survivor’s Option, as the case may be) to the date that payment is made.

Each pending deposit message described under Settlement Procedure “C” below will be routed to Standard & Poor’s, which will use the message to include certain information regarding the related Notes in the appropriate daily bond report published by Standard & Poor’s.

Each Note will bear interest from and including its Original Issue Date at the rate per annum set forth thereon and in the applicable Pricing Supplement until the principal amount thereof is paid, or made available for payment, in full. Unless otherwise specified in the applicable Pricing Supplement, interest on each Note (other than a zero-coupon note) will be payable either monthly, quarterly, semi-annually or annually on each Interest Payment Date (or on the Maturity Date, Redemption Date, Optional Repayment Date or repayment date on exercise of a Survivor’s Option, as the case may be). Interest will be payable to the person in whose name a Note is registered at the close of business on the Regular Record Date next preceding each Interest Payment Date; provided, however, that interest payable on the Maturity Date, Redemption Date, Optional Repayment Date or repayment date on exercise of a Survivor’s Option, as the case may be, will be payable to the person to whom principal shall be payable.

The interest rates the Company will agree to pay on newly-issued Notes are subject to change without notice by the Company from time to time, but no such change will affect any Notes already issued or as to which an offer to purchase has been accepted by the Company. The Interest Payment Dates for a Note will be specified in the applicable Note and Pricing Supplement. The Regular Record Date with respect to any Interest Payment Date will be the 15th calendar day prior to such Interest Payment Date, whether or not such date shall be a Business Day, except that the Regular Record Date for the final Interest Payment Date will be the final Interest Payment Date. Each payment of interest on a Note shall include accrued interest from and including the Original Issue Date or from and including the last day in respect of which interest has been paid (or duly provided for), as the case may be, to, but excluding, the Interest Payment Date, Maturity Date, Redemption Date, Optional Repayment Date or repayment date on exercise of a Survivor’s Option, as the case may be.

Calculation of

Interest:                                                                                                    Unless otherwise specified in the applicable Pricing Supplement, interest on the Notes (including interest for partial periods) will be calculated on the basis set forth in the Final Prospectus.

Business Day:                                                                   “Business Day” means, unless otherwise specified in the applicable Pricing Supplement, any day that (i) is not a Saturday or Sunday, (ii) in New York City, is not a day on which banking institutions generally are authorized or required by law or executive order to close, and (iii) if the interest rate formula basis is LIBOR, any day on which dealings or deposits in US dollars are transacted in the London interbank market.

Payments of Principal

and Interest:                                                                             Promptly after each Regular Record Date, the Trustee will deliver to, in a form acceptable to, the Company and DTC, notice specifying by CUSIP number the amount of interest to be paid on each Book-Entry Note on the following Interest Payment Date (other than an Interest Payment Date coinciding with the Maturity Date, Redemption Date, Optional Repayment Date or repayment date on exercise of a Survivor’s Option, as the case may be) and the total of such amounts. The Company will confirm with the Trustee and DTC the amount payable on each Book-Entry Note on such Interest Payment Date by reference to the daily bond reports published by Standard & Poor’s. On such Interest Payment Date (other than on the Maturity Date, Redemption Date, Optional Repayment Date or repayment date on exercise of a Survivor’s Option, as the case may be), the Company will pay to the Trustee, and the Trustee in turn will pay to DTC, such total amount of interest due, at the times and in the manner set forth below under “Manner of Payment”.

Payments on the

Maturity Date:                                                                  On or about the first Business Day of each month, the Trustee will deliver to the Company and DTC a written list of principal, premium, if any, and interest to be paid on each Book-Entry Note representing Notes maturing or subject to redemption (pursuant to a sinking fund or otherwise) or repayment in the following month. The Trustee, the Company and DTC will confirm the amounts of such principal, premium, if any, and interest payments with respect to each Book-Entry Note on or about the fifth Business Day preceding the Maturity Date of such Book-Entry Note. On the Maturity Date, Redemption Date, Optional Repayment Date or repayment date on exercise of a Survivor’s Option, as the case may be, the Company will pay to the Trustee, and the Trustee in turn will pay to DTC, the principal amount of such Book-Entry Note, together with interest and premium, if any, due on such Maturity Date, Redemption Date, Optional

Repayment Date or repayment date on exercise of a Survivor’s Option, as the case may be, at the times and in the manner set forth below under “Manner of Payment”.

Manner of Payment:                                    The total amount of any principal, premium, if any, and interest due on Book-Entry Notes on any Interest Payment Date, Maturity Date, Redemption Date, Optional Repayment Date or repayment date on exercise of a Survivor’s Option, as the case may be, shall be paid by the Company to the Trustee in immediately available funds as of 9:30 a.m., New York City time, on such date. The Company will make such payment on such Book-Entry Notes by instructing the Trustee to withdraw funds from an account maintained by the Company with the Trustee, by wire transfer to the Trustee or as otherwise agreed with the Trustee. The Company will confirm such instructions in writing to the Trustee. Prior to 10:00 a.m., New York City time, on the Maturity Date, Redemption Date, Optional Repayment Date or repayment date on exercise of a Survivor’s Option, as the case may be, or as soon as possible thereafter, the Trustee will make payment to DTC in accordance with existing arrangements between DTC and the Trustee, in funds available for immediate use by DTC, each payment of interest, principal and premium, if any, due on a Book-Entry Note on such date. On each Interest Payment Date (other than on the Maturity Date, Redemption Date, Optional Repayment Date or repayment date on exercise of a Survivor’s Option, as the case may be) the Trustee will pay DTC such interest payments in same-day funds in accordance with existing arrangements between the Trustee and DTC. Thereafter, on each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants with payments in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Book-Entry Note as are recorded in the book-entry system maintained by DTC. Neither the Company nor the Trustee shall have any direct responsibility or liability for the payment by DTC of the principal of, or premium, if any, or interest on, the Notes to such Participants.

Withholding Taxes:                                       The amount of any taxes required under applicable law to be withheld from any interest payment on a Note will be determined and withheld by the Participant, indirect participant in DTC or other person responsible for forwarding payments and materials directly to the beneficial owner of such Note, or as applicable law may otherwise require.

Procedure for Rate

Setting and Posting:                                    The Company and the Agents will discuss, from time to time, the aggregate principal amounts, the Maturity Dates, the Issue Price, the interest rates, and the other terms of the Notes that may be sold as a result of the solicitation of orders by the Agents. If the Company decides to set interest rates borne by any Notes in respect of which the Agents are to solicit orders (the setting of such interest rates to be referred to herein as

“Posting”), or if the Company decides to change interest rates previously posted by it, it will promptly advise the Agents of the prices and interest rates to be posted. The Company will assign a separate CUSIP number for each tranche of Notes to be posted, and will so advise and notify the Trustee and Lead Agent of said assignment by telephone and/or by telecopier or other form of electronic transmission prior to Posting. The Lead Agent will, in turn, include the assigned CUSIP number on all Posting notices communicated to the Agents and Selling Group members.

Offering of Notes:                                                In the event that there is a Posting, the Lead Agent will communicate to each of the Agents and Selling Group members the terms of, along with the interest rates to be borne by, each tranche of Notes that is the subject of the Posting. Thereafter, the Lead Agent, along with the other Agents and the Selling Group, will solicit offers to purchase the Notes accordingly.

Purchase of Notes by

the Lead Agent:                                                          The Lead Agent will, no later than 4:00 p.m. (New York City time) on the sixth day subsequent to the day on which such Posting occurs, or if such sixth day is not a Business Day, on the preceding Business Day, or on such other Business Day and time as shall be mutually agreed upon by the Company and the Agents (any such day, a “Trade Day”), (i) complete, execute and deliver to the Company a Terms Agreement that sets forth, among other things, the amount of each tranche that the Lead Agent is offering to purchase or (ii) inform the Company that none of the Notes of a particular tranche will be purchased by the Lead Agent.

Acceptance and

Rejection of Orders:                                      Unless otherwise agreed by the Company and the Agents, the Company has the sole right to accept orders to purchase Notes and may reject any such order in whole or in part. Unless otherwise instructed by the Company, the Lead Agent will promptly advise the Company by telephone of all offers to purchase Notes received by any Agent, other than those rejected by such Agent in whole or in part in the reasonable exercise of its discretion. Unless otherwise specified in an applicable Pricing Supplement, no order for less than $1,000 principal amount of Notes will be accepted. Upon receipt of a completed and executed Terms Agreement from the Lead Agent, the Company will (i) promptly execute and return such Terms Agreement to the Lead Agent or (ii) inform the Lead Agent that its offer to purchase the Notes of a particular tranche has been rejected, in whole or in part. The Lead Agent will thereafter promptly inform the other Agents and participating Selling Group members of the action taken by the Company.

Preparation of

Pricing Supplement:                                      If any offer to purchase a Note is accepted by or on behalf of the Company, the Company will provide a Pricing Supplement (substantially in the form attached to the Distribution Agreement as Exhibit E) reflecting the terms of such Note and will have filed such Pricing Supplement with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Act and will supply a copy thereof (or additional copies if requested) to the Lead Agent and one copy to the Trustee, by no later than 11:00 a.m. New York City time on the Business Day immediately following the Trade Day. The Lead Agent will cause a Final Prospectus and Pricing Supplement to be delivered to each of the other Agents and Selling Group members that purchased such Notes, and each of these, in turn, will, pursuant to the terms of the Distribution Agreement and the Master Selected Dealer Agreement, cause to be delivered a copy of the applicable Pricing Supplement to each purchaser of Notes from such Agent or Selling Group member. In each instance that a Pricing Supplement is prepared, the Agents will affix the Pricing Supplement to Final Prospectuses prior to their use. Outdated Pricing Supplements and Final Prospectuses to which they are attached (other than those retained for files) will be destroyed.

Delivery of Confirmation

and Final Prospectus to

Purchaser by

Lead Agent:                                                                              Subject to “Suspension of Solicitation; Amendment or Supplement” below, each Agent will deliver a Final Prospectus as herein described with respect to each Note sold by it. For each offer to purchase a Note solicited by an Agent and accepted by or on behalf of the Company, the Lead Agent will issue a confirmation to the purchaser, setting forth the terms of such Note and other applicable details described above and delivery and payment instructions. In addition, such Agent will deliver to such purchaser the Final Prospectus in relation to such Note prior to or together with the earlier of any written offer of such Note, delivery of the confirmation of sale or delivery of the Note.

Settlement:                                                                                     The receipt of immediately available funds by the Company in payment for Notes and the authentication and issuance of the Book-Entry Note representing such Notes shall constitute “Settlement” with respect to such Notes. All orders accepted by the Company will be settled within one to three Business Days pursuant to the timetable for Settlement set forth below, unless the Company and the purchaser agree to Settlement on a later date, which date shall be specified upon acceptance of such offer; provided, however, that in all cases the Company will notify the Trustee on the date issuance instructions are given.

Settlement

Procedures:                                                                                 In the event of a purchase of Notes by any Agent, as principal, appropriate Settlement details, if different from those set forth below, will be set forth in the applicable Terms Agreement to be entered into between the Lead Agent and the Company pursuant to the Distribution Agreement. Settlement Procedures with regard to each Note sold by an Agent, as agent for the Company, shall be as follows:

A.                                         After the acceptance of an offer by the Company with respect to a Note, the Lead Agent will communicate the following details of the terms of such offer (the “Note Sale Information”) to the Company by telephone confirmed in writing or by facsimile transmission or other acceptable written means:

1.                                       Principal amount of the purchase;

2.                                       In the case of a Fixed Rate Note, the interest rate, or in the case of a Floating Rate Note, the initial interest rate, the Interest Reset Dates, the Interest Payment Dates, the Interest Rate Index, Maturity Date, Interest Rate Basis, Spread or Multiplier, if any and the Minimum Rate or Maximum Rate, if any;

3.                                       Settlement Date;

4.                                       Maturity Date;

5.                                       Purchase Price;

6.                                       Lead Agent’s commission determined pursuant to Section 2(a) of the Distribution Agreement;

7.                                       Net proceeds to the Company;

8.                                       Trade Date;

9.                                       If a Note is redeemable by the Company, such of the following as are applicable:

(i) The date on and after which such Note may be redeemed (the “Redemption Commencement Date”),

(ii) Initial redemption price (% of par), and

(iii) Amount (% of par) that the initial redemption price shall decline (but not below par) on each anniversary of the Redemption Commencement Date;

10.                                 Whether the Note has a Survivor’s Option;

11.                                 If a zero-coupon note, the total amount of original issue discount, the yield to maturity and the initial accrual period of original issue discount;

12.                                 DTC Participant Number of the institution through which the customer will hold the beneficial interest in the Book-Entry Note; and

13.                                 Such other terms as are necessary to complete the applicable form of Note.

B.                                           The Company will advise the Trustee by telephone (confirmed in writing and signed by an authorized person at any time on the same date) or by facsimile transmission signed by an authorized person of the information set forth in Settlement Procedure “A” above and the name of the Lead Agent. The Company will assign a CUSIP number to the Book-Entry Note representing such Note. The Company will notify the Trustee and the Lead Agent of such CUSIP number by telephone as soon as practicable.

C.                                           The Trustee will communicate to DTC and the Lead Agent through DTC’s Participant Terminal System, a pending deposit message specifying the following Settlement information:

1.                                       The information received in accordance with Settlement Procedure “A”.

2.                                       The numbers of the participant accounts maintained by DTC on behalf of the Trustee and the Lead Agent.

3.                                       The initial Interest Payment Date for such Note, number of days by which such date succeeds the related DTC record date (which term means the Regular Record Date, or in the case of Floating Rate Notes which reset weekly, the date five calendar days immediately preceding the applicable Interest Payment Date), and if then calculated, the amount of interest payable on such Initial Interest Payment Date (which amount shall have been confirmed by the Trustee).

4.                                       The CUSIP number of the Book-Entry Note representing such Notes.

5.                                       The frequency of interest payments.

6.                                       The frequency of interest rate resets.

7.                                       Whether such Book-Entry Note represents any other Notes issued or to be issued (to the extent then known).

D.                                          The Trustee will complete and deliver a Book-Entry Note representing such Note in a form that has been approved by the Company, the Agents and the Trustee.

E.                                            The Trustee will authenticate the Book-Entry Note representing such Note and maintain possession of such Book-Entry Note.

F.                                            DTC will credit such Note to the participant account of the Trustee maintained by DTC.

G.                                           The Trustee will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC to (i) debit such Note to the Trustee’s participant account and credit such Note to the participant account of such Agent maintained by DTC and (ii) debit the settlement account of such Agent and credit the settlement account of the Trustee maintained by DTC, in an amount equal to the price of such Note less the Lead Agent’s commission. The entry of such a deliver order shall be deemed to constitute a representation and warranty by the Trustee to DTC that (a) the Book-Entry Note representing such Note has been issued and authenticated and (b) the Trustee is holding such Book-Entry Note pursuant to the Certificate Agreement.

H.                                          The Lead Agent will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC to (i) debit such Note to the Lead Agent’s participant account and credit such Note to the participant accounts of the Participants to whom such Note is to be credited maintained by DTC and (ii) debit the settlement accounts of such Participants and credit the settlement account of the Lead Agent maintained by DTC, in an amount equal to the price of the Note so credited to their accounts.

I.                                               Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures “G” and “H” will be settled in accordance with SDFS operating procedures in effect on the Settlement Date.

J.                                              The Trustee will credit to an account of the Company maintained at the Trustee funds available for immediate use in an amount equal to the amount credited to the Trustee’s DTC participant account in accordance with Settlement Procedure “G”.

K.                                          Upon request by the Company, the Trustee will send a copy of the Book-Entry Note representing such Note by first-class mail to the Company.

L.                                            The Lead Agent will confirm the purchase of each Note to the purchaser thereof either by transmitting to the Participant to whose account such Note has been credited a confirmation order through DTC’s Participant Terminal System or by mailing a written confirmation to such purchaser. In all cases the Final Prospectus, as most recently amended or supplemented, must accompany or precede such confirmation.

M.                                       Upon request by the Company, the Trustee will send to the Company a statement setting forth the principal amount of Notes outstanding as of that date under the Indenture and setting forth the CUSIP number(s) assigned to, and a brief description of, any orders which the Company has advised the Trustee but which have not yet been settled.

Settlement Procedures

Timetable:                                                                                         In the event of a purchase of Notes by the Lead Agent, as principal, appropriate Settlement details, if different from those set forth below, will be set forth in the applicable Terms Agreement to be entered into between the Lead Agent and the Company pursuant to the Distribution Agreement. For orders of Notes solicited by an Agent, as agent, and accepted by the Company, Settlement Procedures “A” through “M” shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

Settlement Procedure:	Time

A	4:00 p.m. on the Trade Day.
B	5:00 p.m. on the Trade Day.
C	2:00 p.m. on the Business Day before the Settlement Date.
D	10:00 a.m. on the Settlement Date.
E	12:00 p.m. on the Settlement Date.
F	12:30 p.m. on the Settlement Date.
G-H	2:00 p.m. on the Settlement Date.
I	4:45 p.m. on the Settlement Date.
J-L	5:00 p.m. on the Settlement Date.
M	At the request of the Company.

NOTE:  The Final Prospectus as most recently amended or supplemented must accompany or precede any written confirmation given to the customer (Settlement Procedure “L”). Settlement Procedure “I” is subject to extension in accordance with any extension Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date. If Settlement of a Note is rescheduled or cancelled, the Trustee will deliver to DTC, through DTC’s Participant Terminal System, a cancellation message to such effect by no later than 2:00 p.m., New York City time, on the Business Day immediately preceding the scheduled Settlement Date.

Failure to Settle:                                                          If the Trustee fails to enter an SDFS deliver order with respect to a Note pursuant to Settlement Procedure “G”, the Trustee may deliver to DTC, through DTC’s Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Note to the participant account of the Trustee maintained at DTC. DTC will process the withdrawal message; provided, that, such participant account contains Notes having the same terms and having a principal amount that is at least equal to the principal amount of such Note to be debited. If withdrawal messages are processed with respect to all the Notes issued or to be issued represented by a Book-Entry Note, the Trustee will cancel such Book-Entry Note in accordance with the Indenture, make appropriate entries in its records and so advise the Company. The CUSIP number assigned to such Book-Entry Note shall, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. If withdrawal messages are processed with respect to one or more, but not all, of the Notes represented by a Book-Entry Note, the Trustee will exchange such Book-Entry Note for two Book-Entry Notes, one of which shall represent such Notes and shall be cancelled immediately after issuance, and the other of which shall represent the remaining Notes previously represented by the surrendered Book-Entry Note and shall bear the CUSIP number of the surrendered Book-Entry Note. If the purchase price for any Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the related Agent may enter SDFS deliver orders through DTC’s participant Terminal System reversing the orders entered pursuant to Settlement Procedures “G” and “H”, respectively. Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than default by an Agent in the performance of its obligations hereunder or under the Distribution Agreement, the Company will reimburse such Agent on an equitable basis for its loss of the use of funds during the period when they were credited to the account of the Company.

Notwithstanding the foregoing, upon any failure to settle with respect to a Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of Notes that were to have been represented by a Book-Entry Note, the Trustee will provide, in accordance with Settlement Procedures “D” and “E”, for the authentication and issuance of a Book-Entry Note representing the other Notes to have been represented by such Book-Entry Note and will make appropriate entries in its records.

Procedure for

Rate Changes:                                                                   Each time a decision has been reached to change rates, the Company will promptly advise the Agents of the new rates, who will forthwith suspend solicitation of purchases of Notes at the prior rates. The Agents may telephone the Company with recommendations as to the changed interest rates.

Suspension of

 Solicitation;

Amendment

or Supplement:                                                                Subject to the Company’s representations, warranties and covenants contained in the Distribution Agreement, the Company may instruct the Agents to suspend at any time for any period of time or permanently, the solicitation of orders to purchase Notes. Upon receipt of such instructions (which may be given orally or in writing), each Agent will forthwith suspend solicitation until such time as the Company has advised it that solicitation of offers to purchase may be resumed.

In the event that at the time the Company suspends solicitation of offers to purchase there shall be any orders outstanding for settlement, the Company will promptly advise the Agents and the Trustee whether such orders may be settled and whether copies of the Final Prospectus as in effect at the time of the suspension may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such orders may not be settled or that copies of such Final Prospectus may not be so delivered.

If the Company decides to amend or supplement the Registration Statement or the Final Prospectus, it will promptly advise the Lead Agent, on behalf of the Agents, and furnish the Lead Agent, on behalf of the Agents, and the Trustee with the proposed amendment or supplement and with such certificates and opinions as are required, all to the extent required by and in accordance with the terms of the Distribution Agreement. Subject to the provisions of the Distribution Agreement, the Company may file with the Commission any supplement to the Final Prospectus relating to the Notes. The Company will provide the Lead Agent, on behalf of the Agents, and the Trustee with copies of any such supplement, and confirm to the Lead Agent that such supplement has been filed with the Commission.

Trustee Not to

Risk Funds:                                                                                 Nothing herein shall be deemed to require the Trustee to risk or expend its own funds in connection with any payment to the Company, or the Agents or the purchasers, it being understood by all parties that payments made by the Trustee to either the Company or the Agents shall be made only to the extent that funds are provided to the Trustee for such purpose.

Advertising Costs:                                           The Company shall have the sole right to approve the form and substance of any advertising an Agent may initiate in connection with such Agent’s solicitation to purchase the Notes. The expense of such advertising will be solely the responsibility of such Agent, unless otherwise agreed to by the Company.

EXHIBIT B

IncomeNotesSM COMMISSION SCHEDULE

Maturity Ranges	Commission*
More than 9 months to less than 2 years	.20%
2 years to less than 3 years	.40
3 years to less than 4 years	.63
4 years to less than 5 years	.80
5 years to less than 7 years	1.00
7 years to less than 10 years	1.28
10 years to less than 15 years	1.50
15 years to less than 20 years	2.00
20 years or more	2.50

*                 The Lead Agent may agree with the Company in respect of the sale of any Note to accept a commission other than one based upon the specified ranges of maturity, in which case such commission will be set forth in the Pricing Supplement applicable to such Note, provided, however, that in no case shall the commission exceed 8% of the initial offering proceeds.

B-1

EXHIBIT C

THE BEAR STEARNS COMPANIES INC.
IncomeNotesSM

Form of Terms Agreement

       , 200

The Bear Stearns Companies Inc.
383 Madison Avenue
New York, New York 10179

The terms of the Notes shall be as follows:

If fixed rate notes:

Principal Amount:

Public Offering Price:

Purchase Price by Bear Stearns:

Settlement Date and Time:

Place of Delivery:

Methods of and Specified Funds for Payment of Purchase Price:

Interest Rate:

Interest Accrual Date:

Interest Payment Dates:

Maturity Date:

Optional Repayment Date(s):

Optional Redemption Date(s):

CUSIP:

Minimum Denominations:

Survivor’s Option:

Additional Terms:

If floating rate notes:

Base Rate:

Principal Amount:

Public Offering Price:

Purchase Price by Bear Stearns:

Settlement Date and Time:

Place of Delivery:

Methods of and Specified Funds  for Payment of Purchase Price:

Initial Interest Rate:

Interest Payment Date(s):

Interest Reset Date(s):

Interest Reset Period:

Index Maturity:

Interest Payment Period:

Maximum Interest Rate:

Minimum Interest Rate:

Spread:

Maturity Date:

Optional Repayment Date(s):

Optional Redemption Date(s):

Calculation Agent:

CUSIP:

Minimum Denominations:

Survivor’s Option:

Additional Terms:

BEAR, STEARNS & CO. INC.

By
Name:
Title:

THE BEAR STEARNS COMPANIES INC.

By
Name:
Title:

EXHIBIT D

BEAR
STEARNS

MASTER SELECTED DEALER AGREEMENT

August 21, 2002

Ladies and Gentlemen:

In connection with registered public offerings of securities for which we are acting as lead manager or co-manager of an underwriting syndicate or unregistered offerings of securities for which we are acting as lead manager or co-manager of the initial purchasers, or institutions acting in a similar capacity, you may be offered the right as a selected dealer to purchase as principal a portion of such securities. This will confirm our mutual agreement as to the general terms and conditions applicable to your participation in any such selected dealer group.

1.                                       Applicability of this Agreement. The terms and conditions of this letter agreement (this “Agreement”) shall be applicable to any offering of securities (“Securities”), whether pursuant to a registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”), or exempt from registration thereunder, in respect of which Bear Stearns (acting for its own account or for the account of any underwriting or similar group or syndicate) is responsible for managing or otherwise implementing the sale of the Securities to selected dealers (“Selected Dealers”) and has expressly informed you that such terms and conditions shall be applicable. Any such offering of Securities to you as a Selected Dealer is hereinafter called an “Offering”. In the case of any Offering where we are acting for the account of any underwriting or similar group or syndicate (“Underwriters”), the terms and conditions of this Agreement shall be for the benefit of, and binding upon, such Underwriters, including, in the case of any Offering where we are acting with others as representatives of Underwriters, such other representatives.

2.                                       Conditions of Offering; Acceptance and Purchases. Any Offering will be subject to delivery of the Securities and their acceptance by us and any other Underwriters, may be subject to the approval of all legal matters by counsel and the satisfaction of other conditions, and may be made on the basis of reservation of Securities or an allotment against subscription. We will advise you by wire, telex, facsimile or other electronic data transmission or other medium of written communication (“in writing”, which term, in the case of any Offering described in Section 3(a) or 3(b) hereof, may include a prospectus or offering circular) of the particular method and supplementary terms and conditions (including, without limitation, the information as to prices and the offering date referred to in Section 3(c) hereof) of any Offering in which you are invited to participate. To the extent such supplementary terms and conditions are inconsistent with any provision herein, such terms and conditions shall supersede any such provision. Unless otherwise indicated in writing by Bear Stearns, acceptances and other communications by you with respect to an Offering should be sent to the appropriate Syndicate Department of Bear Stearns. We may close the subscription books at any time in our sole discretion without notice, and we reserve the right to reject any acceptance in whole or in part.

Unless notified otherwise by us, Securities purchased by you shall be paid for on such date as we shall determine, on one day’s prior notice to you, by wire transfer payable in immediately available funds to the order of Bear Stearns, in an amount equal to the Public Offering Price (as hereinafter defined) or, if we shall so advise you, at such Public Offering Price less the Concession (as hereinafter defined). If Securities are purchased and paid for at such Public Offering Price, such Concession will be paid after the termination of the provisions of Section 3(c) hereof with respect to such Securities. Unless notified otherwise by us, payment for and delivery of Securities purchased by you shall be made through the facilities of The Depository Trust Company, if you are a member, unless you have otherwise notified us prior to the date specified in writing to you by us or, if you are not a member, settlement may be made through a correspondent who is a member pursuant to instructions which you will send to us prior to such specified date.

3.                                       Representations, Warranties and Agreements.

(a)                                  Registered Offerings. In the case of any Offering of Securities which are registered under the Securities Act (“Registered Offering”), we will make available to you as soon as practicable after sufficient copies are made available to us by the issuer of the Securities such number of copies of each preliminary prospectus and of the final prospectus relating thereto as you may reasonably request for the purposes contemplated by the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the applicable rules and regulations of the Securities and Exchange Commission thereunder.

You represent and warrant that you are familiar with Rule 15c2-8 under the Exchange Act relating to the distribution of preliminary and final prospectuses and agree that you will comply therewith. You agree to make a record of your distribution of each preliminary prospectus and when furnished with copies of any revised preliminary prospectus, you will promptly forward copies thereof to each person to whom you have theretofore distributed a preliminary prospectus.

You agree that in purchasing Securities in a Registered Offering you will rely upon no statement whatsoever, written or oral, other than the statements in the final prospectus delivered to you by us. You will not be authorized by the issuer or other seller of Securities offered pursuant to a prospectus or by any Underwriters to give any information or to make any representation not contained in the prospectus in connection with the sale of such Securities.

(b)                                 Offerings Pursuant to Offering Circular. In the case of any Offering of Securities, other than a Registered Offering, which is made pursuant to an offering circular or other document comparable to a prospectus in a Registered Offering, we will make available to you as soon as practicable after sufficient copies are made available to us by the issuer of the Securities such number of copies of each preliminary offering circular and of the final offering circular relating thereto as you may reasonably request. You agree that you will comply with applicable Federal, state and other laws, and the applicable rules and regulations of any regulatory body promulgated thereunder, governing the use and distribution of offering circulars by brokers or dealers.

You agree that in purchasing Securities pursuant to an offering circular you will rely upon no statements whatsoever, written or oral, other than the statements in the final offering circular delivered to you by us. You will not be authorized by the issuer or other seller of Securities offered pursuant to an offering circular or by any Underwriters to give any information or to make any representation not contained in the offering circular in connection with the sale of such Securities.

(c)                                  Offer and Sale to the Public. The Offering of Securities is made subject to the conditions referred to the prospectus or offering circular relating to the Offering and to the terms and conditions set forth in this Agreement. With respect to any Offering of Securities, we will inform you in writing of the public offering price, the selling concession, the reallowance (if any) to dealers and the time when you may commence selling Securities to the public. After such public offering has commenced, we may change the public offering price, the selling concession and the reallowance to dealers. The offering price, selling concession and reallowance (if any) to dealers at any time in effect with respect to an Offering are hereinafter referred to, respectively, as the “Public Offering Price”, the “Concession” and the “Reallowance”. With respect to each Offering of Securities, until the provisions of this Section 3(c) shall be terminated pursuant to Section 4 hereof, you agree to offer Securities to the public only at the Public Offering Price, except that if a Reallowance is in effect, a Reallowance from the Public Offering Price not in excess of such Reallowance may be allowed as consideration for services rendered in distribution to dealers who are actually engaged in the investment banking or securities business who are either (i) members in good standing of the NASD who agree to abide by the applicable rules of the NASD (see Section 3(e) below) or (ii) foreign banks, dealers or institutions not eligible for membership in the NASD who represent to you that they will promptly reoffer such Securities at the Public Offering Price and will abide by the conditions with respect to foreign banks, dealers and institutions set forth in Section 3(e) hereof.

(d)                                 Over-Allotment; Stabilization; Unsold Allotments. We may, with respect to any Offering, be authorized to over-allot in arranging sales to Selected Dealers, to purchase and sell Securities for long or short account and to stabilize or maintain the market price of the Securities. You agree that upon our request at any time and from time to time prior to the termination of the provisions of Section 3(c) hereof with respect to any Offering, you will report to us the amount of Securities purchased by you pursuant to such Offering which then remain unsold by you and will, upon our request at any such time, sell to us for our account or the account of one or more Underwriters such amount of such unsold Securities as we may designate at the Public Offering Price less an amount to be determined by us not in excess of the Concession. If, prior to the later of (i) the termination of the provisions of Section 3(c) hereof with respect to any Offering, or (ii) the covering by us of any short position created by us in connection with such Offering for our account or the account of one or more Underwriters, we purchase or contract to purchase for our account or the account of one or more Underwriters in the open market or otherwise any Securities purchased by you under this Agreement as part of such Offering, you agree to pay us on demand for the account of the Underwriters an amount equal to the Concession with respect to such Securities (unless you shall have purchased such Securities pursuant to Section 2 hereof at the Public Offering Price and you have not received or been credited with any Concession, in which case we shall not be obligated to pay such Concession to you pursuant to Section 2) plus transfer taxes and broker’s commissions or dealer’s mark-up and accrued interest or dividends, if any, paid in connection with such purchase or contract to purchase.

(e)                                  NASD. You represent and warrant that you are actually engaged in the investment banking or securities business and either are a member in good standing of the NASD or, if you are not such a member, you are a foreign bank, dealer or institution not eligible for membership in the NASD which agrees to make no sales within the United States, its territories or its possessions or to persons who are citizens thereof or residents therein, and in making other sales to comply with the NASD’s interpretation with respect to free-riding and withholding. You further represent, by your participation in an Offering, that you have provided to us all documents and other information required to be filed with respect to you, any related person or any person associated with you or any such related person pursuant to the supplementary requirements of the NASD’s interpretation with respect to review of corporate financing as such requirements relate to such Offering.

You agree that, in connection with any purchase or sale of the Securities wherein a selling concession, discount or other allowance is received or granted, you will (a) if you are a member of the NASD, comply with all applicable interpretive material (“IM”) and Conduct Rules of the NASD, including, without limitation, IM 2110-1 (relating to Free-Riding and Withholding) and Conduct Rule 2740 (relating to Selling Concessions, Discounts and Other Allowances) or (b) if you are a foreign bank or dealer or institution not eligible for such membership, comply with IM 2110-1 and with Conduct Rules 2730 (relating to Securities Taken in Trade), 2740 (relating to Selling Concessions) and 2750 (relating to Transactions With Related Persons) as though you were such a member and Conduct Rule 2420 (relating to Dealing with Non-Members) as it applies to a non-member broker or dealer in a foreign country.

You further agree that, in connection with any purchase of securities from us that is not otherwise covered by the terms of this Agreement (whether we are acting as Lead Manager, as member of an underwriting syndicate or a selling group or otherwise), if a selling concession, discount or other allowance is granted to you, clauses (a) and (b) of the preceding paragraph will be applicable.

(f)                                    Relationship among Underwriters and Selected Dealers. We may buy Securities from or sell Securities to any Underwriter or Selected Dealer and, with our consent, the Underwriters (if any) and the Selected Dealers may purchase Securities from and sell Securities to each other at the Public Offering Price less all or any part of the Concession. We shall have full authority to take such action as we deem advisable in all matters pertaining to any Offering under this Agreement. You are not authorized to act as agent for us, any Underwriter or the issuer or other seller of any Securities in offering Securities to the public or otherwise. Neither we nor any Underwriter shall be under any obligation to you except for obligations expressly assumed hereunder or in writing by us in connection with any Offering. Nothing contained herein or in any communication in writing from us shall constitute the Selected Dealers an association or partners with us or any Underwriter or with one another. If the Selected Dealers, among themselves or with the Underwriters, should be deemed to constitute a partnership for Federal income tax purposes, then you elect to be excluded from the application of Subchapter K, Chapter 1, Subtitle A of the Internal Revenue Code of 1986 and agree not to take any position inconsistent with that election. You authorize us, in our discretion, to execute and file on your behalf such evidence of that election as may be required by the Internal Revenue Service. In connection with any Offering you shall be liable for your proportionate amount of any tax, claim, demand or liability that may be asserted against you alone or against one or more Selected Dealers participating in such Offering, or against us or the Underwriters, based upon the claim that the Selected Dealers, or any of them constitute an association, an unincorporated business or other entity, including, in each case, your proportionate amount of any expense incurred in defending against any such tax, claim, demand or liability.

(g)                                 Blue Sky Laws. Upon application to us, we shall inform you as to any advice we have received from counsel concerning the jurisdictions in which Securities have been qualified for sale or are exempt under the securities or blue sky laws of such jurisdictions, but we do not assume any obligation or responsibility as to your right to sell Securities in any such jurisdiction.

(h)                                 Compliance with Law. Without limitation of any other provision of this Agreement, you agree that in selling Securities pursuant to any Offering (which agreement shall also be for the benefit of the issuer or other sellers of such Securities), you will comply with all applicable laws, rules and regulations, including but not limited to all applicable provisions of the Securities Act and the Exchange Act and all applicable rules and regulations of the Commission, the NASD and any securities exchange or other regulatory authority having jurisdiction over you, the issuer or the Offering, in addition to any applicable laws, rules and regulations specified in Section 3(b) hereof. Without limiting the foregoing, (i) you agree that, at all times since you were invited to participate in an Offering of Securities, you have complied with the provisions of Regulation M applicable to such Offering, in each case after giving effect to any applicable exemptions and (ii) you represent that your incurrence of obligations hereunder in connection with any Offering of Securities will not result in the violation by you of Rule 15c3-1 under the Exchange Act, if such requirements are applicable to you.

(i)                                     Electronic Distribution. You agree that you will not (i) make available on your web site or distribute, through the internet or otherwise by electronic means, the Prospectus or Offering Circular for any Offering, (ii) accept any indication of interest or confirm or settle any sale of Securities in any Offering to or through online brokerage accounts or otherwise through your web site or the internet or (iii) otherwise engage in any distribution of Securities in any Offering through the internet or by electronic means, except in each case with our consent. You represent, warrant and agree that any activity of the kind described in (i), (ii) and (iii) above that you undertake in connection with any Offering will be in accordance with procedures which the Commission has approved in writing or to which the Commission has confirmed in writing that it has no objection, and will in any event be your own responsibility and at your own expense and risk. You will upon request deliver to us a copy of any such approval or confirmation from the Commission.

4.                                       Termination; Supplements and Amendments. This Agreement shall continue in full force and effect until terminated by a written instrument executed by each of the parties hereto. This Agreement may be supplemented or amended by us by written notice thereof to you, and any such supplement or amendment to this Agreement shall be effective with respect to any Offering to which this Agreement applies after the date of such supplement or amendment. Each reference to “this Agreement” herein shall, as appropriate, be to this Agreement as so amended and supplemented. The terms and conditions set forth in Section 3(c) hereof with regard to any Offering will terminate at the close of business on the 30th day after the commencement of the public offering of the Securities to which such Offering relates, but in our discretion may be extended by us for a further period not exceeding 30 days and in our discretion, whether or not extended, may be terminated at any earlier time. All other provisions of this Agreement shall remain in full force and effect with respect to such Offering.

5.                                       Successors and Assigns. This Agreement shall be binding on, and inure to the benefit of, the parties hereto and other persons specified in Section 1 hereof, and the respective successors and assigns of each of them.

6.                                       Governing Law. This Agreement and the terms and conditions set forth herein with respect to any Offering together with such supplementary terms and conditions with respect to such Offering as may be contained in any communication in writing from us to you in connection therewith shall be governed by, and construed in accordance with, the laws of the State of New York.

Please confirm by signing and returning to us the enclosed copy of this Agreement that your subscription to or your acceptance of any reservation of any Securities pursuant to an Offering shall constitute (i) acceptance of and agreement to the terms and conditions of this Agreement (as supplemented and amended pursuant to Section 4 hereof); together with and subject to any supplementary terms and conditions contained in any communication in writing from us in connection with such Offering, all of which shall constitute a binding agreement between you and us, individually or as representative of any Underwriters, (ii) confirmation that your representations and warranties set forth in Section 3 hereof are true and correct at that time, (iii) confirmation that your agreements set forth in Sections 2 and 3 hereof have been and will be fully performed by you to the extent and at the times required thereby and (iv) in the case of any Offering described in Section 3(a) or 3(b) hereof, acknowledgment that you have requested and received from us sufficient copies of the final prospectus or offering circular, as the case may be, with respect to such Offering in order to comply with your undertakings in Section 3(a) or 3(b) hereof.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together constitute but one and the same instrument. Transmission by telecopier or facsimile transmission of an executed counterpart of this Agreement shall constitute due and sufficient delivery of such counterpart.

Very truly yours,

BEAR, STEARNS & CO. INC.

	By:	/s/ Stephen Parish
		Name:	Stephen Parish
		Title:	Senior Managing Director

Confirmed and accepted
as of , 20

(Name of Dealer)

By:
Name:
Title:

(If person signing is not an officer or a partner,
please attach instrument of authorization)

Address:

Tel:
Fax:

EXHIBIT E

Form of Pricing Supplement

THE BEAR STEARNS COMPANIES INC.

IncomeNotesSM

With Maturities of Nine Months or More from Date of Issue

Registration No. 333-104455
Filed Pursuant to Rule 424(b)(3)
Pricing Supplement No. [    ]

(To Prospectus dated April 24, 2003,
and Prospectus Supplement dated June 19, 2003)

Trade Date:        /    /

Issue Date:         /    /

The date of this Pricing Supplement is      /    /

CUSIP#	Interest Rate	Maturity Date	Price to Public	Discounts & Commissions	Interest Payment Frequency

Subject to Redemption

First Interest Payment	Survivor’s Option	Yes/No	Date and Terms of Redemption	Aggregate Principal Amount	Net Proceeds

E-1

Schedule I

Opinion of Company Counsel

1.                                       Each of the Company, Bear, Stearns & Co. Inc. (“Bear Stearns”) and Bear, Stearns Securities Corp. (“BSSC”) is a corporation validly existing and in good standing under the laws of the State of Delaware, and each of Bear, Stearns International Limited (“BSIL”) and Bear Stearns Holdings Limited (“BSHL”) is a corporation validly existing in Great Britain and registered in England and Wales, and each has the corporate power and authority to own, lease and operate its properties and to carry on its business as described in the Final Prospectus. Each of the Company, Bear Stearns and BSSC is duly qualified to transact business and is in good standing as a foreign corporation in the State of New York and each of BSIL and BSHL is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction in which such qualification is required, whether by reason of ownership or leasing of property or conduct of business, except where failure to so qualify would not have a Material Adverse Effect. The opinion in the previous sentence, as to the good standing of the Company, Bear Stearns and BSSC in the State of New York, is based solely on good standing certificates from the Secretary of State of New York, through the date hereof, and no opinion is given as to the payment of New York franchise taxes. All of the outstanding shares of capital stock of Bear Stearns is owned of record and, to our knowledge, beneficially by the Company and all of the outstanding voting capital stock of BSSC is owned of record and, to our knowledge, beneficially by Bear Stearns; all of the outstanding shares of capital stock of BSIL is owned of record and, to our knowledge, beneficially by BSHL and Bear Stearns UK Holdings Limited, a wholly-owned subsidiary of the Company (“BSUK”); and all of the outstanding shares of capital stock of BSHL is owned of record and, to our knowledge, beneficially by BSUK, in each case free and clear, to our knowledge, of any lien, security interest or other encumbrance.

2.                                       The execution, delivery and performance by the Company of the Indenture and the consummation by the Company of the transactions contemplated thereby have been duly authorized by the Company. The Indenture has been duly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

3.                                       The Company has the corporate power to authorize, create and issue the Notes, and the Notes, when duly executed by the Company, authenticated by the Trustee in the manner contemplated in the Indenture, and sold and delivered by the Company pursuant to the Distribution Agreement, will be legal, valid and binding obligations of the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and will be validly issued and outstanding and entitled to the benefits provided by the Indenture. The statements in the Final Prospectus under the captions “Description of Debt Securities” and “Description of Notes” insofar as they purport to summarize certain provisions of documents specifically referred to therein, are accurate summaries in all material respects of such provisions.

4.                                       The Company has the corporate power and authority to execute and deliver the Distribution Agreement [and the Terms Agreement] and to perform its obligations thereunder. The execution, delivery and performance by the Company of the Distribution Agreement [and the Terms Agreement] and the consummation by the Company of the transactions contemplated thereby have been duly authorized by the Company. The Distribution Agreement [and the Terms Agreement] has [have] been duly authorized, executed and delivered by the Company and constitute[s] [a] legal, valid and binding agreement[s] of the Company, enforceable against the Company in accordance with its [their] terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and except that the enforcement of rights with respect to indemnification and contribution obligations may be limited by applicable law or considerations of public policy.

5.                                       The execution of the Distribution Agreement [and the Terms Agreement], the delivery of the Distribution Agreement [and the Terms Agreement] and the Indenture, the consummation of the transactions contemplated thereby and compliance by the Company with any of the provisions thereof do not result in a violation of any provision of the Certificate of Incorporation or By-Laws of the Company or any Applicable Laws applicable to the Company (other than United States federal and state securities laws, as to which we express no opinion in this sentence). The execution and delivery by the Company of the Distribution Agreement and the Indenture, or the consummation by the Company of the transactions contemplated thereby do not require any Governmental Approval to be obtained on the part of the Company, except for those that (i) may be required by Rule 424(b) promulgated under the 1933 Act, (ii) may be required under federal and state securities or blue sky laws, as to which we express no opinion, or (iii) have been made or obtained under the 1933 Act or the Trust Indenture Act.

References in this letter to “Applicable Laws” are to those laws, rules and regulations of the State of New York and of the United States of America that, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Documents, and the General Corporation Law of the State of Delaware. References in this letter to “Governmental Authorities” are to executive, legislative, judicial, administrative or regulatory bodies of the State of New York or the United States of America and the Secretary of State of the State of Delaware. References in this letter to “Governmental Approval” are to any consent, approval, license, authorization or validation of, or filing, recording or registration with, any Governmental Authority pursuant to Applicable Laws.

6.                                       The Registration Statement, as of its effective date, and the Final Prospectus, as of its issue date and as of the date hereof, complied and comply as to form in all material respects with the requirements of the 1933 Act and the Trust Indenture Act and the rules and regulations thereunder (except that no opinion is expressed herein with respect to the financial statements and notes thereto, the financial statement schedules and the other numerical, financial, statistical, quantitative and accounting data included or incorporated by reference therein or that should have been included therein).

7.                                       The Registration Statement became effective under the 1933 Act upon its filing with the Commission and, to our knowledge,  Stop Order suspending the effectiveness of the Registration Statement has been issued and no proceedings therefor have been initiated or threatened by the Commission. Any required filing of the Base Prospectus, any Preliminary Prospectus and the Final Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b).

8.                                       To our knowledge, based upon telephonic confirmation from the Commission, the Indenture has been qualified under the Trust Indenture Act.

9.                                       The statements made in the Final Prospectus under the caption “Certain US Federal Income Tax Considerations,” to the extent such statements summarize material federal tax consequences of the purchase, beneficial ownership and disposition of the Notes to the holders thereof described therein, are correct in all material respects. All such statements are based upon current law, which is subject to change, possibly with retroactive effect, and we assume no obligation to update or supplement this letter to reflect any facts, circumstances, laws, rules or regulations, or any changes thereto, or any court or other authority or body decisions or governmental or regulatory authority determinations which may hereafter occur or come to our attention. Further, there can be no assurance that the Internal Revenue Service will not take a contrary position.

We have not ourselves checked the accuracy, completeness or fairness of, or otherwise verified, the information contained in the Registration Statement, the Disclosure Package or the Final Prospectus, and we do not pass upon or assume any responsibility therefor. However, in the course of our review of the Registration Statement, the Disclosure Package and the Final Prospectus, we have attended certain conferences and participated in the conversations with representatives of the Company, your representatives and representatives of [                                           ], you counsel, and representatives of the Company’s independent public accountants. On the basis of the information which we gained in the course of the representation referred to above and our examination of the documents referred to in this opinion letter, considered in light of our understanding of applicable law and the experience we have gained through our practice, nothing has come to our attention in the course of our review of the Registration Statement, the Disclosure Package and the Final Prospectus which causes us to believe that, (i) as of the effective date of the Registration Statement, the Registration Statement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) as of its date or as of the date hereof, the Final Prospectus (including any filing under the 1934 Act explicitly referenced as to be filed under the caption “Where You Can Find More Information” in the Final Prospectus) contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) the Disclosure Package, as of the Execution Time or as of the date hereof, contained any untrue statement of a material fact or omitted to state any material fact that required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that we express no view as to the adequacy or accuracy of the financial, numerical, statistical or quantitative information included or incorporated by reference in the Registration Statement or the Final Prospectus.

Schedule II

Opinion of Agent Counsel

1.                                       The Registration Statement, as of its effective date, and the Final Prospectus, as of the date thereof (in each case, with the exception of any information incorporated by reference therein and any numerical, financial, statistical and quantitative data included therein, as to which we express no view), appeared on their respective faces to be appropriately responsive in all material respects to the requirements of the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations thereunder applicable to such documents as of the relevant date.

In connection with the preparation of the Registration Statement and the Final Prospectus, we participated in conferences with your representatives and with certain officers and employees of, and counsel and independent public accountants for, the Company, at which the contents of the Registration Statement and the Final Prospectus and related matters were discussed. On the basis of such participation and review (relying as to materiality to a large extent upon the opinions of officers and other representations of the Company), but without independent verification by us of, and without assuming any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Final Prospectus or any amendment or supplement thereto, no facts have come to our attention that lead us to believe that the Registration Statement, at the time it became effective, contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Final Prospectus, as of its date and as of the date hereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, it being understood that we express no opinion with respect to (i) the financial statements and notes thereto and related schedules and other financial, numerical, statistical and accounting data contained in or omitted from the Registration Statement or the Final Prospectus; (ii) the Form T-1; or (iii) any documents incorporated by reference into the Registration Statement.

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Schedule III

Comfort Letter

We have audited the consolidated statements of financial condition of The Bear Stearns Companies Inc. and its subsidiaries (the “Company”) as of                               and                                and the consolidated statements of income, cash flows and changes in stockholders’ equity for the fiscal years ended                               ,       and      , and the related financial statement schedules all included or incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended                               incorporated by reference in the registration statement (No. 333-      ) on Form S-3 filed by the Company under the Securities Act of 1933 (the “1933 Act”); our reports dated                                with respect thereto are also incorporated by reference in that registration statement. The registration statement, including the Prospectus dated                               , and the Prospectus Supplement dated                               is herein referred to as the “Registration Statement”.

In connection with the Registration Statement:

1.                                       We are independent certified public accountants with respect to the Company within the meaning of the 1933 Act and the applicable rules and regulations adopted by the Securities and Exchange Commission (“SEC”).

2.                                 In our opinion, the consolidated financial statements and financial statement schedules audited by us and incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the Securities Exchange Act of 1934 (the “1934 Act”) and the related rules and regulations adopted by the SEC.

3.                                 We have not audited any financial statements of the Company as of any date or for any period subsequent to             ; although we have conducted an audit for the year ended                                , the purpose (and therefore the scope) of the audit was to enable us to express our opinion on the consolidated financial statements as of                                , and for the year then ended, but not on the consolidated financial statements for any interim period within that year. Therefore, we are unable to and do not express any opinion on the unaudited consolidated statements of financial condition as of             ,             , and              and the unaudited consolidated statements of income and cash flows for the three-month periods ended             and              [,the three-month periods and six-month periods ended              and             ,] [and the three-month periods and the nine-month periods ended              and             ] included in the Company’s Quarterly Report on Form 10-Q for the quarter[s] ended             , filed with the SEC and incorporated by reference in the Registration Statement; or on the financial position, results of operations, or cash flows as of any other date or for any period subsequent to             .

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4.                                 For the purposes of this letter, we have read the minutes and draft minutes of the meetings and special meetings of the Executive Committee of the Board of Directors of the Company and Bear, Stearns & Co. Inc. for the period from              to         . Officials of the Company have advised us that no draft minutes are available subsequent to             . We have carried out other procedures to          as follows (our work did not extend to the period              to             ):

(a)                                        With respect to the three-month periods ended              and                [and the three-month periods and the six-month periods ended          and         ] [and the three-month periods and the nine-month periods ended              and                  ], we have:

(i)                                     Performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim Financial Information, on the unaudited consolidated statements of financial condition as of             , the unaudited consolidated statements of income and cash flows for the three-month periods ended              and             , [and the three-month periods and the six-month periods ended              and             ,] [and the three-month periods and the nine-month periods ended              and             ] included in the Company’s quarterly report on Form 10-Q for the quarter ended             , incorporated by reference in the Registration Statement.

(ii)                                  Inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited consolidated financial statements referred to in (a)(i) comply as to form in all material respects with the applicable accounting requirements of the 1934 Act as it applies to Form 10-Q and the related rules and regulations adopted by the SEC and are stated on a basis substantially consistent with that of the audited consolidated financial statements incorporated by reference in the Registration Statement.

(b)                                       With respect to the period from              to             , we have:

Been advised by officials of the Company that no fiscal quarterly unaudited consolidated statement of financial condition as of any date subsequent to              and no fiscal quarterly unaudited consolidated statement of income for any period subsequent to              and no fiscal quarterly unaudited consolidated statement of cash flows for any period subsequent to              were available.

The foregoing procedures do not constitute an audit conducted in accordance with auditing standards generally accepted in the United States of America. Also, they would not necessarily reveal matters of significance with respect to the comments in the following paragraph.

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Accordingly, we make no representations about the sufficiency of the foregoing procedures for your purposes.

5.                                 Nothing came to our attention as a result of the foregoing procedures, however, that caused us to believe that:

(a)                                        (i)                                     Any material modifications should be made to the unaudited consolidated financial statements described in 4(a)(i), incorporated by reference in the Registration Statement, for them to be in conformity with accounting principles generally accepted in the United States of America.

(ii)                                  The unaudited consolidated financial statements described in 4(a)(i) do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act as it applies to Form 10-Q and the related rules and regulations adopted by the SEC.

(b)                                       (i)                                     For the period              to             , there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues, revenues net of interest expense, or net income, except in all instances for changes, increases, or decreases that the Registration Statement discloses have occurred or may occur [and except that consolidated              decreased from the corresponding period in the preceding year].

6.                                       As mentioned in 4(b), Company officials have advised us that no fiscal quarterly unaudited consolidated statement of financial condition as of any date subsequent to              , no fiscal quarterly unaudited consolidated statement of income for any period subsequent to            and no fiscal quarterly unaudited consolidated statement of cash flows for any period subsequent to            are available; accordingly, the procedures carried out by us with respect to changes in financial statement items have, of necessity, been even more limited than those with respect to the earlier periods referred to in 4. We have inquired of certain officials of the Company who have responsibility for financial and accounting matters whether (a) at             there was any change in the preferred or common stock or increase in short or long-term indebtedness of the Company as compared with amounts shown on the            unaudited consolidated statement of financial condition incorporated by reference in the Registration Statement or (b) for the period            to            there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues, revenues net of interest expense, or net income.

Those officials referred to above stated that (a) at        there was [no change] in the common or preferred stock other than purchases of common stock treasury shares and the issuances of common shares out of treasury [and retirement of preferred stock of $            ] or in the short-term indebtedness other than a net [increase][decrease] in short-term borrowings [due to additional net bank borrowings, commercial paper, and medium-term notes and other] of approximately $             [due             ] and in the long-term

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indebtedness other than the retirements/maturities of long-term borrowings of approximately $        and issuances of the following:                                       , and (b) for the period          to         , Company officials have informed us that no fiscal quarterly information subsequent to          is available as to whether there were decreases, as compared with the corresponding period in the preceding year, in consolidated revenues, revenues net of interest expense, or net income.

7.                                 For the purposes of this letter, we have also read the following, included or incorporated by reference in the Registration Statement on the indicated pages:

Item Page Description

Annual Report for [                                          ]

a.                                       ☐                                    “Selected Financial Data.” All amounts excluding “Employees”.

b.                                      ☐                                    “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. All dollar, share and per share amounts and percentages under the headings “Results of Operations” and “Liquidity and Capital Resources”.

10-K Report for [                                          ]

c.                                                                                       Exhibit 12, “Statement Re Computation of Ratio of Earnings to Fixed Charges.”

Quarterly Report on Form 10-Q for the Period Ended [                                          ]

d.                                      ☐                                    “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. All dollar, share and per share amounts and percentages under the headings “Results of Operations” and “Liquidity and Capital Resources”.

e.                                                                                       Exhibit 12, “Statement Re Computation of Ratio of Earnings to Fixed Charges.”

Quarterly Report on Form 10-Q for the Period Ended [                                       ]

f.                                         ☐                                    “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. All dollar, share and per share amounts and percentages under the headings “Results of Operations” and “Liquidity and Capital Resources”.

g.                                Exhibit 12, “Statement Re Computation of Ratio of Earnings to Fixed Charges.”

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Quarterly Report on Form 10-Q for the Period Ended [                                ]

h.                                      ☐                                    “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” All dollar, share and per share amounts and percentages under the headings “Results of Operations” and “Liquidity and Capital Resources.”

i.                                                                                          Exhibit 12, “Statement Re Computation of Ratio of Earnings to Fixed Charges.”

Prospectus dated [                                      ]

j.                                          ☐                                    “Ratio of Earnings to Fixed Charges.”

Prospectus Supplement dated [                    ]

k.                                       ☐                                    “Summary of the Offering”, “Risk Factors”, “Description of Notes”, ranking summaries regarding outstanding indebtedness of the Company and its subsidiaries at                             .

8.                                 Our audit of the consolidated financial statements for the periods referred to in the introductory paragraph of this letter comprised audit tests and procedures deemed necessary for the purpose of expressing an opinion on such financial statements taken as a whole. For none of the periods referred to therein, nor for any other period, did we perform audit tests for the purpose of expressing an opinion on individual balances of accounts or summaries of selected transactions such as those enumerated above, and, accordingly, we express no opinion thereon.

9.                                 However, for the purposes of this letter, we have performed the following additional procedures, which were applied as indicated with respect to the items outlined in 7 above.

a.                                             With respect to items 7.a., 7.b., 7.d., 7.f. and 7.h., we (i) compared the dollar and share amounts to the respective amounts in the Company’s audited consolidated financial statements for the applicable periods indicated or to the Company’s unaudited consolidated financial statements for the three-month periods ended                      and                     , and the three and six-month periods ended                      and                     , and the three and nine-month periods ended                     and                     , incorporated by reference in the Registration Statement, to the extent such amounts are included in or can be derived from such statements and found them to be in agreement; (ii) compared other dollar and share amounts to amounts shown in the Company’s accounting records or analyses prepared by the Company and found them to be in agreement; (iii) proved the arithmetic accuracy of the percentages based on the data in the above-mentioned financial statements, accounting records, and analyses; and (iv) compared amounts in the analyses prepared by the Company with amounts shown in the Company’s accounting records and found them to be in agreement.

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b.                                            With respect to items 7.c., 7.e., 7.g., 7.i. and 7.j., we (i) compared the amounts of Earnings Before Taxes on Income, Net Income and the amounts of Interest Fixed Charge to the respective amounts in the Company’s audited consolidated financial statements for the applicable periods indicated or to the Company’s unaudited consolidated financial statements for the three-months periods ended                      and                     , and the three and six-month periods ended                      and                     , and the three and nine-month periods ended                      and                     , incorporated by reference in the Registration Statement, and found them to be in agreement; (ii) proved the arithmetic accuracy of the Interest Factor in Rents Fixed Charge by multiplying rent expense per the Company’s accounting records by one-third; (iii) compared the amount of interest adjusted fixed charge, weighted average common and common equivalent shares outstanding and other dollar amounts to amounts in analyses prepared by the Company and found them to be in agreement (we make no comment regarding the completeness or appropriateness of the Company’s determination of what constitutes interest adjusted fixed charge); (iv) compared the amounts contained in the analyses described in (iii) above to amounts in the Company’s accounting records and found them to be in agreement; and (v) proved the arithmetic accuracy of the ratios and amounts based on the above-mentioned financial statements, accounting records and analyses.

c.                                             With respect to item 7.k., we compared the dollar amounts shown to the Company’s accounting records and analyses prepared by the Company and found them to be in agreement.

10.                           It should be understood that we make no representations regarding questions of legal interpretation or regarding the sufficiency for your purposes of the procedures outlined in the preceding paragraph; also, such procedures would not necessarily reveal any material misstatement of the amounts or percentages listed above. Further, we have addressed ourselves solely to the foregoing data as included or incorporated by reference in the Registration Statement and make no representations regarding the adequacy of disclosure or regarding whether any material facts have been omitted.

11.                           This letter is solely for the information of the addressees and to assist the underwriters in conducting and documenting their investigation of the affairs of the Company in connection with the offering of the securities covered by the Registration Statement and it is not to be used, circulated, quoted or otherwise referred to within or without the underwriting group for any other purpose, including but not limited to the registration, purchase, or sale of securities, nor is it to be filed with or referred to in whole or in part in the Registration Statement or any other document, except that reference may be made to it in the underwriting agreement or any list of closing documents pertaining to the offering of the securities covered by the Registration Statement.

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